                           SECOND AMENDED AND RESTATED

                               OPERATING AGREEMENT

                                       OF

                               NEDAK ETHANOL, LLC

                             Effective July 18, 2007

                           SECOND AMENDED AND RESTATED
                               OPERATING AGREEMENT
                                       OF
                               NEDAK ETHANOL, LLC

                                TABLE OF CONTENTS

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                           SECOND AMENDED AND RESTATED
                               OPERATING AGREEMENT
                                       OF
                               NEDAK ETHANOL, LLC

     THIS SECOND AMENDED AND RESTATED  OPERATING  AGREEMENT (the "Agreement") is
entered into effective as of the 18th day of July, 2007, by NEDAK Ethanol,  LLC,
a Nebraska limited liability company (the "Company"). Capitalized terms used but not otherwise defined herein shall have the meaning set forth in Section 1.10.

     WHEREAS,  the Members adopted an Operating  Agreement on December 23, 2003, which was  subsequently  amended and  restated on December  15, 2005 and further amended on April 16, 2006 (the "Amended and Restated Operating Agreement"); and

     WHEREAS,  the Board  desires to amend the  Amended and  Restated  Operating
Agreement  pursuant  to  Section  14.5 of the  Amended  and  Restated  Operating
Agreement.

     NOW THEREFORE,  in consideration of the covenants and agreements  contained herein, and other good and valuable  consideration,  the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                             ARTICLE I. THE COMPANY

1.1 Formation. The Company was formed as a Nebraska limited liability company by filing Articles of Organization with the Nebraska Secretary of State on December
15,  2003.  This  Agreement  amends and replaces in its entirety the Amended and
Restated Operating Agreement.

1.2 Name. The name of the Company is "NEDAK  Ethanol,  LLC," and all business of the Company shall be conducted in such name.

1.3 Purposes; Powers. The nature of the business and purposes of the Company are to: (i) own, construct, operate, lease, finance, contract with, and/or invest in ethanol production and by-product production facilities;  (ii) process feedstock into ethanol and related  by-products,  and market such ethanol and by-products;
and (iii)  engage in any  other  business  and  investment  activity  in which a
Nebraska limited liability company may lawfully be engaged, as determined by the
Board. The Company has the power to do any and all acts necessary,  appropriate, proper,  advisable,  incidental or  convenient  to, and in  furtherance  of, the purposes of the Company as set forth in this Section 1.3.

1.4  Principal  Place of Business.  The Company  shall  continuously  maintain a principal  place of business in the State of Nebraska,  at such  location as the
Board may determine.  Any documents  required by the Act to be maintained by the
Company shall be maintained at the Company's principal place of business.

1.5 Term. The term of the Company  commenced on the date the Articles were filed with the Nebraska  Secretary of State,  and shall  continue until the winding up and  liquidation  of the  Company  and its  business  is  completed  following a
Dissolution Event as provided in Article X of this Agreement.

1.6  Registered  Agent.  The Company  shall  continuously  maintain a registered office and a  registered  agent for  service of process in the State of Nebraska and in any other  state in which it is  required  by law to do so.  The name and address of the Company's  initial  Registered  Agent in Nebraska shall be Jerome

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Fagerland at the Company's  principal place of business.  Such Registered  Agent may be changed and  designated  by the Board from time to time by  resolution of the Board.

1.7 Title to Property.  All Property  owned by the Company shall be owned by the
Company as an entity and not in the name of any Member, and no Member shall have any ownership interest in such Property, except as a Member of the Company. Each
Member's interest in the Company shall be personal property for all purposes, as specified in the Act.

1.8 Payment of Individual Obligations.  The Company's credit and assets shall be used solely for the benefit of the Company, and no asset of the Company shall be
Transferred or encumbered  for, or in payment of, any  individual  obligation of any Member.

1.9 Independent Activities; Transactions With Affiliates.

     (a) The Directors shall be required to devote such time to the business and affairs of the Company as may be  necessary  to manage and operate the  Company, and shall be free to serve any other Person or  enterprise  in any capacity that they deem appropriate in their discretion.

     (b) Neither this  Agreement  nor any activity  undertaken  pursuant  hereto shall:  (i) prevent any Member or Director or their  Affiliates from engaging in whatever  activities  they  choose,  whether the same are  competitive  with the
Company or otherwise,  and any such activities may be undertaken  without having or incurring  any  obligation  to offer any interest in such  activities  to the
Company or any other  Member;  or (ii)  require any Member or Director to permit the Company or any other  Director or Member or their  Affiliates to participate in any such activities.  Except as expressly provided in this Section 1.9(b), as a material part of the consideration for the execution of this Agreement by each
Member, each Member hereby waives,  relinquishes and renounces any such right or claim of participation.

     (c) No contract or  transaction  between the Company and one or more of its
Members, or between the Company and any other Person in which one or more of the
Members  is a  director,  manager  or  officer,  or in which  such  Member has a financial  interest,  shall  be void or  voidable  (i)  solely  because  of such relationship, (ii) solely because a Director appointed or elected by such Member is present at, or  participates  in, the meeting of the  Directors at which such contract  or  transaction  is  authorized,  or (iii)  solely  because a Director appointed  or elected by such Member  votes are counted for such  authorization;
provided,  however,  the material facts as to the  relationship are disclosed to the  Directors  and a majority of the  disinterested  Directors  authorize  such contract  or  transaction,  regardless  of whether the  disinterested  Directors constitute a quorum.

1.10 Definitions.  Capitalized words and phrases used in this Agreement have the following meanings:

     (a) "Act" means the Nebraska Limited Liability Company Act, as amended from time to time, or any corresponding provisions of any succeeding law.

     (b) "Adjusted  Capital  Account  Deficit"  means,  with respect to any Unit
Holder, the deficit balance, if any, in such Unit Holder's Capital Account as of the end of the  relevant  Fiscal  Year,  after  giving  effect to the  following adjustments:  (i) crediting to such Capital  Account any amounts which such Unit
Holder is deemed to be  obligated  to restore  pursuant  to the next to the last sentences of Sections  1.704-2(g)(1) and  1.704-2(i)(5) of the Regulations;  and
(ii)  debiting  to  such  Capital   Account  the  items  described  in  Sections
1.704-1(b)(2)(ii)(d)(4),  1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6) of
the  Regulations.  The  foregoing  definition  is  intended  to comply  with the provisions  of  Section  1.704-1(b)(2)(ii)(d)  of the  Regulations  and shall be interpreted consistently therewith.

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     (c) "Affiliate" means, with respect to any Person or entity: (i) any Person directly or indirectly  controlling,  controlled by or under common control with such Person or entity; (ii) any officer,  director,  general partner,  member or trustee of any such  Person or  entity;  or (iii) any Person or entity who is an officer, director, general partner, member or trustee of any Person described in clauses (i) or (ii) of this sentence. For purposes of this definition, the terms
"controlling,"  "controlled  by" or "under  common  control with" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person or entity, whether through the ownership of voting securities, by contract or otherwise, or the power to elect a majority of the directors, managers, or persons exercising similar authority with respect to such Person or entities.

     (d) "Agreement"  means the Company's Second Amended and Restated  Operating
Agreement dated July 18, 2007, as amended from time to time.

     (e)  "Articles"  means the  Company's  Amended  and  Restated  Articles  of
Organization on file with the Nebraska  Secretary of State's Office,  as amended from time to time.

     (f)  "Assignee"  means a  transferee  of  Units  who is not  admitted  as a
Substitute Member pursuant to Section 9.10 of this Agreement.

     (g) "Board" means collectively the Directors of the Company then serving in office.

     (g) "Capital  Account" means the separate  capital  account  maintained for each Unit Holder in accordance with Section 2.3 of this Agreement.

     (h) "Capital  Contributions"  means, with respect to any Member, the amount of money (US  Dollars),  and the  initial  Gross  Asset  Value of any  assets or
property  other  than  money,   contributed  by  the  Member  or  such  Member's
predecessors  in interest to the Company,  (net of  liabilities  secured by such contributed property that the Company is considered to assume or take subject to under Code  Section  752) with  respect to the Units held or  purchased  by such
Member, including additional Capital Contributions.

     (i) "Code"  means the  United  States  Internal  Revenue  Code of 1986,  as
amended from time to time.

     (j)  "Company"  means  NEDAK  Ethanol,  LLC, a Nebraska  limited  liability company.

     (k)  "Company  Minimum  Gain" has the meaning  given the term  "partnership minimum gain" in Sections 1.704-2(b)(2) and 1.704-2(d) of the Regulations.

     (l) "Debt" means:  (i) any  indebtedness for borrowed money or the deferred purchase  price of property as evidenced by notes,  bonds or other  instruments;
(ii) obligations as lessee under capital leases;  (iii)  obligations  secured by any mortgage, pledge, security interest, encumbrance, lien or charge of any kind existing on any asset owned or held by the  Company,  whether or not the Company has  assumed or become  liable for the  obligations  secured  thereby;  (iv) any obligation  under any  interest  rate swap  agreement or other  derivative;  (v)
accounts payable; and (vi) obligations, contingent or otherwise, under direct or indirect  guarantees of  indebtedness or obligations of the kinds referred to in clauses (i), (ii),  (iii), (iv) and (v), above.  Notwithstanding  the foregoing, however,  Debt shall not include  obligations in respect of any accounts payable that are incurred in the ordinary  course of the Company's  business and are not delinquent or are being contested in good faith by appropriate proceedings.

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     (m)  "Depreciation"  means,  for each Fiscal  Year,  an amount equal to the depreciation,  amortization,  or other cost recovery  deduction  allowable  with respect to an asset for such Fiscal  Year,  except that if the Gross Asset Value of an asset differs from its adjusted  basis for federal  income tax purposes at the beginning of such Fiscal Year,  Depreciation  shall be an amount which bears the same ratio to such  beginning  Gross Asset  Value as the federal  income tax depreciation,  amortization,  or other cost  recovery  deduction for such Fiscal
Year bears to such beginning adjusted tax basis; provided,  however, that if the adjusted  basis for federal  income tax purposes of an asset at the beginning of such Fiscal Year is zero,  Depreciation  shall be determined  with  reference to such  beginning  Gross Asset Value using any reasonable  method  selected by the
Directors.

     (n) "Director" means any Person who: (i) is elected as a Director  pursuant to Article V of this Agreement or who has otherwise  become a Director  pursuant to the  terms  of this  Agreement;  and  (ii) has not  ceased  to be a  Director pursuant to the terms of this Agreement.  "Directors" mean all such Persons. For purposes of the Act, the Directors shall be deemed to be the "managers" (as such term is defined and used in the Act) of the Company.

     (o) "Dissolution Event" shall have the meaning set forth in Section 10.1 of this Agreement.

     (p) "Effective Date" means July 18, 2007.

     (q) "Facilities" means the ethanol and by-product  production facilities to be constructed and operated by the Company in or around  Atkinson,  Nebraska and
O'Neill, Nebraska, and any other such facilities used by the Company.

     (r) "Fiscal Year" means: (i) any twelve-month  period commencing on January
1 and ending on December 31; and (ii) the period  commencing on the  immediately preceding  January 1 and ending on the date on which all Property is distributed to the Unit Holders pursuant to Article X of this Agreement,  or, if the context requires,  any  portion of a Fiscal Year for which an  allocation  of Profits or
Losses or a distribution is to be made.

     (s) "GAAP" means generally accepted accounting  principles in effect in the
United States of America from time to time.

     (t) "Gross  Asset  Value"  means with  respect  to any asset,  the  asset's adjusted  basis for federal  income tax  purposes,  except as  follows:  (i) The initial  Gross Asset Value of any asset  contributed  by a Member to the Company shall be the  gross  fair  market  value of such  asset,  as  determined  by the
Directors;  (ii) The  Gross  Asset  Values of all  Company  assets  may,  in the discretion of the Directors,  be adjusted to equal their  respective  gross fair market values (taking Code Section  7701(g) into account),  as determined by the
Directors as of the following  times:  (A) upon the acquisition of an additional interest in the Company by any new or existing  Member in exchange for more than a de minimis Capital Contribution; (B) upon the distribution by the Company to a
Member of more than a de minimis amount of Company Property as consideration for an interest in the Company;  and (C) upon the  liquidation of the Company within the meaning of Regulations Section  1.704-1(b)(2)(ii)(g);  (iii) The Gross Asset
Value of any item of Company assets  distributed to any Member shall be adjusted to equal the gross fair market value (taking Code Section  7701(g) into account)
of such asset on the date of  distribution  as determined by the Directors;  and
(iv) The Gross Asset Values of Company  assets shall be increased or  decreased, as applicable,  to reflect any  adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section  743(b),  but only to the extent that such  adjustments  are taken into account in determining  Capital  Accounts pursuant to Regulations  Section  1.704-1(b)(2)(iv)(m)  and subparagraph (vi) of the  definition of "Profits" and "Losses" or Section  3.3(g) of this  Agreement;
provided,  however,  that Gross Asset Values  shall not be adjusted  pursuant to this subparagraph (iv) to the extent that an adjustment

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pursuant to subparagraph  (ii) is required in connection with a transaction that would otherwise result in an adjustment  pursuant to this subparagraph  (iv). If the Gross Asset Value of an asset has been  determined  or adjusted  pursuant to subparagraph  (ii) or (iv) of this  paragraph,  such  Gross  Asset  Value  shall thereafter  be adjusted by the  Depreciation  taken into account with respect to such asset, for purposes of computing Profits and Losses.

     (u)  "Issuance  Items" has the meaning set forth in Section  3.3(h) of this
Agreement.

     (v) "Liquidation  Period" has the meaning set forth in Section 10.6 of this
Agreement.

     (w)  "Liquidator"  has  the  meaning  set  forth  in  Section  10.8 of this
Agreement.

     (x)  "Member"  means any  Person:  (i)  whose  name is set forth as such on
Exhibit "A" attached  hereto or as it may be amended  from time to time,  or who has become a Member pursuant to the terms of this Agreement; and (ii) who is the owner of one or more  Units and has not  ceased to be a Member  pursuant  to the terms of this Agreement. "Members" means all such Persons.

     (y) "Membership Economic Interest" means collectively,  a Member's share of
"Profits"  and  "Losses,"  the right to receive  distributions  of the Company's assets, and the right to information  concerning the business and affairs of the
Company as required by the Act. The Membership  Economic Interest of a Member is
quantified by the unit of measurement referred to herein as "Units."

     (z)  "Membership  Interest"  means  collectively,  the Membership  Economic
Interest and the Membership Voting Interest.

     (aa) "Membership Voting Interest" means  collectively,  a Member's right to vote as set forth in this Agreement or as required by the Act.

     (bb) "Net Cash Flow" means the gross cash  proceeds of the Company less the portion  thereof used to pay or establish  reserves for Company  expenses,  debt
payments,   capital  improvements,   replacements  and  contingencies,   all  as
reasonably  determined  by the  Directors,  plus any  reduction in the amount of reserves, all as may be reasonably determined by the Directors.  "Net Cash Flow"
shall not be reduced by Depreciation,  amortization, cost recovery deductions or similar  allowances,  but  shall be  increased  by any  reductions  of  reserves previously established.

     (cc) "New Securities"  means Units of the Company,  and rights,  options or warrants to purchase Units of the Company, and securities of any type whatsoever that are, or may become, convertible or exchangeable into Units

     (dd)  "Nonrecourse  Deductions"  has  the  meaning  set  forth  in  Section
1.704-2(b)(1) of the Regulations.

     (ee)  "Nonrecourse   Liability"  has  the  meaning  set  forth  in  Section
1.704-2(b)(3) of the Regulations.

     (ff) "Officer" has the meaning set forth in Section 5.24 of this Agreement.

     (gg) "Permitted  Transfer" has the meaning set forth in Section 9.1 of this
Agreement.

     (hh) "Person" means any individual,  general or limited partnership,  joint venture,  limited liability company,  corporation,  trust, estate,  association, nominee or other entity.

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     (ii)  "Profits and Losses"  mean,  for each Fiscal Year, an amount equal to the  Company's  taxable  income  or loss for such  Fiscal  Year,  determined  in accordance  with Code  Section  703(a) (for this  purpose,  all items of income, gain,  loss,  or  deduction  required to be stated  separately  pursuant to Code
Section  703(a)(1)  shall be  included  in  taxable  income or  loss),  with the following adjustments (without duplication):  (i) Any income of the Company that is exempt  from  federal  income tax and not  otherwise  taken  into  account in computing  Profits  or Losses  pursuant  to this  definition  of  "Profits"  and
"Losses" shall be added to such taxable income or loss; (ii) Any expenditures of the Company  described in Code Section  705(a)(2)(b)  or treated as Code Section
705(a)(2)(b) expenditures pursuant to Regulations Section  1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing  Profits or Losses pursuant to this  definition of "Profits" and "Losses" shall be subtracted from such taxable income or loss; (iii) In the event the Gross Asset Value of any Company asset is adjusted  pursuant to  subparagraphs  (ii) or (iii) of the  definition  of Gross
Asset Value above,  the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the asset) or an item of loss (if the  adjustment  decreases  the Gross Asset Value of the asset) from the  disposition  of such asset and shall be taken into  account for purposes of computing Profits or Losses; (iv) Gain or loss resulting from any disposition of
Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Property disposed  of,  notwithstanding  that the  adjusted  tax  basis of such  Property
differs  from  its  Gross  Asset  Value;  (v)  In  lieu  of  the   depreciation,
amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account  Depreciation for such Fiscal Year,  computed in accordance  with the definition of  Depreciation;
(vi) To the extent an  adjustment to the adjusted tax basis of any Company asset pursuant to Code Section  734(b) is required,  pursuant to  Regulations  Section
1.704-(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a  distribution  other  than in  liquidation  of a Unit  Holder's interest in the Company,  the amount of such  adjustment  shall be treated as an item of gain (if the  adjustment  increases  the basis of the asset) or loss (if the  adjustment  decreases  such basis) from the  disposition  of such asset and shall be taken into  account for purposes of  computing  Profits or Losses;  and
(vii)  Notwithstanding  any other provision of this definition,  any items which are specially  allocated pursuant to Sections 3.3, 3.4 and 3.5 of this Agreement shall not be taken into account in computing  Profits or Losses.  The amounts of the items of Company income,  gain, loss or deduction  available to be specially allocated  pursuant  to Sections  3.3,  3.4 and 3.5 of this  Agreement  shall be determined by applying rules analogous to those set forth in  subparagraphs  (i)
through (vi) above.

     (jj) "Property"  means all real and personal  property owned or acquired by the Company  (including cash), and any improvements  thereto,  and shall include both tangible and intangible property.

     (kk) "Regulations"  means the Income Tax Regulations,  including  Temporary
Regulations,  promulgated  under the Code, as such  regulations are amended from time to time.

     (ll)  "Regulatory  Allocations" has the meaning set forth in Section 3.4 of this Agreement.

     (mm) "Securities Act" means the Securities Act of 1933, as amended,  or any applicable federal or state laws.

     (nn) "Tax Matters  Member" has the meaning set forth in Section 7.4 of this
Agreement.

     (oo) "Transfer"  means,  as a noun, any voluntary or involuntary  transfer, sale,  pledge  or  hypothecation  or  other  disposition  and,  as  a  verb,  to voluntarily or involuntarily  transfer,  give, sell, exchange,  assign,  pledge, bequest, hypothecate or otherwise dispose of.

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     (pp) "Transfer Restrictions" means the restrictions on Transfer of Units in
Article IX and the Unit Transfer Policy attached as Exhibit "C."

     (qq)  "Unit"  means  an  ownership   interest  in  the  Company  issued  in
consideration of a Capital  Contribution  made as provided in Article II of this
Agreement,  issued in the form of Units in such  classes as provided for in this
Agreement.

     (rr) "Unit  Holder" means any Person who is the owner of one or more Units.
"Unit Holders" means all such Persons.

     (ss)  "Unit  Holder  Nonrecourse  Debt"  has the same  meaning  as the term
"partner nonrecourse debt" in Section 1.704-2(b)(4) of the Regulations.

     (tt) "Unit  Holder  Nonrecourse  Debt Minimum  Gain" means an amount,  with respect to each Unit Holder  Nonrecourse Debt, equal to the Company Minimum Gain that  would  result if such Unit  Holder  Nonrecourse  Debt  were  treated  as a
Nonrecourse  Liability,  determined in accordance with Section  1.704-2(i)(3) of the Regulations.

     (uu) "Unit Holder Nonrecourse  Deductions" has the same meaning as the term
"partner nonrecourse  deductions" in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations.

     (vv) "Unit Holder Register" means the register maintained by the Company at its principal office or by the Company's duly appointed agent, setting forth the name,  address  and  Capital  Contributions  of each Unit  Holder  (or such Unit
Holder's  predecessors  in  interest),  and the  number  of  Units,  certificate number(s)  and date of  issuance  of Units  issued  to each Unit  Holder,  which register shall be modified from time to time as additional  Units are issued and as Units are Transferred pursuant to this Agreement.

     (ww) "Unit Transfer  Policy" is the policy  governing the Transfer of Units and attached as Exhibit "C."

               ARTICLE II. CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

2.1 Initial Capital Contributions.  The name, address,  Capital Contribution and
Units  quantifying the Membership  Interest of each of the Members are set forth on Exhibit "A" attached  hereto,  and shall also be set forth on the Unit Holder
Register.

2.2 Additional Capital Contributions;  Additional Units. No Unit Holder shall be obligated to make any additional Capital  Contributions to the Company or to pay any  assessment  to the  Company,  other  than any  unpaid  amounts on such Unit
Holder's  original Capital  Contributions,  and no Units shall be subject to any calls, requests or demands for capital. Subject to Section 5.6, additional Units may be issued in consideration of Capital Contributions as agreed to between the
Directors and the Persons acquiring such Units.

2.3 Capital Accounts. A Capital Account shall be maintained for each Unit Holder in accordance with the following provisions:

     (a) To each Unit Holder's Capital Account there shall be credited: (i) such
Unit Holder's Capital Contributions;  (ii) such Unit Holder's distributive share of Profits  and any items in the  nature of income or gain  which are  specially allocated pursuant to Sections 3.3, 3.4 and 3.5 of this Agreement; and

                                      -7-

(iii) the amount of any Company liabilities assumed by such Unit Holder or which are secured by any Property distributed to such Unit Holder;

     (b) To each Unit Holder's  Capital Account there shall be debited:  (i) the amount of money and the Gross Asset Value of any  Property  distributed  to such
Unit Holder pursuant to any provision of this Agreement; (ii) such Unit Holder's distributive  share of Losses and any items in the nature of  expenses or losses which are  specially  allocated  pursuant to Sections  3.3,  3.4 and 3.5 of this
Agreement;  and (iii) the amount of any  liabilities of such Unit Holder assumed by the Company or which are  secured by any  Property  contributed  by such Unit
Holder to the Company;

     (c) In the event Units are Transferred in accordance with the terms of this
Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred Units; and

     (d)  In   determining   the  amount  of  any   liability  for  purposes  of
subparagraphs  (a) and (b) above,  Code Section 752(c) and any other  applicable provisions of the Code and Regulations shall be taken into account.

     The  foregoing  provisions  and the  other  provisions  of  this  Agreement relating to the  maintenance  of Capital  Accounts  are  intended to comply with
Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent  therewith.  In the event the Board  determine  that it is prudent to modify the manner in which Capital  Accounts,  or any debits or credits  thereto
(including,  without limitation, debits or credits relating to liabilities which are secured by contributed  or distributed  property or which are assumed by the
Company  or any  Unit  Holders),  are  computed  in order to  comply  with  such
Regulations,  the  Board  may make such  modification,  provided  that it is not likely  to have a  material  effect on the  amounts  distributed  to any  Person pursuant to Article X of this Agreement upon the dissolution of the Company. The
Board also shall make any appropriate  modifications in the event  unanticipated events  might  otherwise  cause this  Agreement  not to comply with  Regulations
Section 1.704-1(b).

                            ARTICLE III. ALLOCATIONS

3.1 Profits. After giving effect to the special allocations in Sections 3.3, 3.4 and 3.5 of this Agreement,  Profits for any Fiscal Year shall be allocated among the Unit Holders in proportion to Units held.

3.2 Losses.  After giving effect to the special allocations in Sections 3.3, 3.4 and 3.5 of this  Agreement,  Losses for any Fiscal Year shall be allocated among the Unit Holders in proportion to Units held.

3.3 Special Allocations.  The following special allocations shall be made in the following order:

     (a)  Minimum  Gain  Chargeback.  Except as  otherwise  provided  in Section
1.704-2(f)  of the  Regulations,  notwithstanding  any other  provision  of this
Article  III,  if there is a net  decrease  in Company  Minimum  Gain during any
Fiscal  Year,  each Unit Holder shall be  specially  allocated  items of Company income and gain for such  Fiscal  Year (and,  if  necessary,  subsequent  Fiscal
Years) in an amount  equal to such Unit  Holder's  share of the net  decrease in
Company  Minimum  Gain,   determined  in  accordance  with  Regulations  Section
1.704-2(g).  Allocations  pursuant  to the  previous  sentence  shall be made in proportion  to the  respective  amounts  required to be  allocated  to each Unit
Holder  pursuant  thereto.  The items to be so allocated  shall be determined in accordance with Sections  1.704-2(f)(6)  and  1.704-2(j)(2)  of the Regulations.
This  Section  3.3(a) is intended to comply  with the  minimum  gain  chargeback requirement in Section  1.704-2(f) of the  Regulations  and shall be interpreted consistently therewith.

                                      -8-

     (b) Unit Holder Minimum Gain  Chargeback.  Except as otherwise  provided in
Section 1.704-2(i)(4) of the Regulations, notwithstanding any other provision of this  Article III, if there is a net  decrease in Unit Holder  Nonrecourse  Debt
Minimum Gain  attributable to a Unit Holder  Nonrecourse  Debt during any Fiscal
Year,  each Unit  Holder  who has a share of the Unit  Holder  Nonrecourse  Debt
Minimum Gain attributable to such Unit Holder  Nonrecourse  Debt,  determined in accordance with Section  1.704-2(i)(5)  of the  Regulations,  shall be specially allocated  items of  Company  income  and gain for such  Fiscal  Year  (and,  if necessary,  subsequent  Fiscal  Years) in an amount equal to such Unit  Holder's share  of the net  decrease  in  Unit  Holder  Nonrecourse  Debt  Minimum  Gain,
determined in accordance with  Regulations  Section  1.704-2(i)(4).  Allocations pursuant to the previous  sentence shall be made in proportion to the respective amounts required to be allocated to each Unit Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4)
and 1.704-2(j)(2) of the Regulations.  This Section 3.3(b) is intended to comply with the minimum gain  chargeback  requirement in Section  1.704-2(i)(4)  of the
Regulations and shall be interpreted consistently therewith.

     (c) Qualified Income Offset. In the event any Member unexpectedly  receives
any   adjustments,   allocations,   or   distributions   described  in  Sections
1.704-1(b)(2)(ii)(d)(4),  1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6) of
the Regulations,  items of Company income and gain shall be specially  allocated to such Member in an amount and manner  sufficient to  eliminate,  to the extent required by the  Regulations,  the Adjusted  Capital  Account Deficit as soon as practicable,  provided that an allocation  pursuant to this Section 3.3(c) shall be made only if and to the extent that the Member would have an Adjusted Capital
Account  Deficit  after all other  allocations  provided for in this Article III have been tentatively made as if this Section 3.3(c) were not in the Agreement.

     (d) Gross Income Allocation.  In the event any Member has a deficit Capital
Account at the end of any Fiscal  Year which is in excess of the sum of: (i) the amount such Member is  obligated  to restore  pursuant to any  provision of this
Agreement;  and (ii) the amount such Member is deemed to be obligated to restore
pursuant  to  the   penultimate   sentences   of  Sections   1.704-2(g)(1)   and
1.704-2(i)(5) of the  Regulations,  then in such  circumstance  each such Member shall be specially  allocated  items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this
Section  3.3(d)  shall be made only if and to the extent that such Member  would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article III have been made as if Sections 3.3(c) and 3.3(d)
were not in this Agreement.

     (e) Nonrecourse  Deductions.  Nonrecourse Deductions for any Fiscal Year or
other period shall be specially  allocated  among the Members in  proportion  to
Units held.

     (f)  Unit  Holder  Nonrecourse  Deductions.  Any  Unit  Holder  Nonrecourse
Deductions  for any Fiscal Year shall be specially  allocated to the Unit Holder who bears the economic risk of loss with respect to the Unit Holder  Nonrecourse
Debt to which  such Unit  Holder  Nonrecourse  Deductions  are  attributable  in accordance with Regulations Section 1.704-2(i)(1).

     (g) Section 754  Adjustments.  To the extent an  adjustment to the adjusted tax basis of any Company asset,  pursuant to Code Section 734(b) or Code Section
743(b) is required,  pursuant to Regulations Section  1.704-1(b)(2)(iv)(m)(2) or
1.704-1(b)(2)(iv)(m)(4),  to  be  taken  into  account  in  determining  Capital
Accounts  as  the  result  of  a  distribution  to a  Unit  Holder  in  complete liquidation  of such Unit Holder's  interest in the Company,  the amount of such adjustment  to  Capital  Accounts  shall be  treated  as an item of gain (if the adjustment  increases  the  basis  of the  asset)  or loss  (if  the  adjustment decreases such basis) and such gain or loss shall be specially  allocated to the
Unit  Holders in  accordance  with their  interests  in the Company in the event
Regulations  Section  1.704-1(b)(2)(iv)(m)(2)  applies, or to

                                      -9-

the Unit  Holder to whom  such  distribution  was made in the event  Regulations
Section 1.704-1(b)(2)(iv)(m)(4) applies.

     (h) Allocations  Relating to Taxable Issuance of Company Units. Any income, gain, loss or deduction  realized as a direct or indirect result of the issuance of Units  by the  Company  to a Unit  Holder  (the  "Issuance  Items")  shall be allocated among the Unit Holders so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations under this Agreement to each  Unit  Holder  shall be equal to the net  amount  that  would  have been allocated to each such Unit Holder if the Issuance Items had not been realized.

3.4  Regulatory  Allocations.  The  allocations  set forth in  Sections  3.3(a),
3.3(b),  3.3(c),  3.3(d),  3.3(e),  3.3(f),  3.3(g)  and  3.5  (the  "Regulatory
Allocations")   are  intended  to  comply  with  certain   requirements  of  the
Regulations.  It is the intent of the Unit Holders that, to the extent possible, all  Regulatory  Allocations  shall  be  offset  either  with  other  Regulatory
Allocations or with special allocations of other items of Company income,  gain, loss or deduction pursuant to this Section 3.4.  Therefore,  notwithstanding any other provision of this Article III (other than the Regulatory Allocations), the
Board shall make such offsetting  special  allocations of Company income,  gain, loss or deduction in whatever manner they determine  appropriate so that,  after such offsetting allocations are made, each Unit Holder's Capital Account balance is, to the extent  possible,  equal to the  Capital  Account  balance  such Unit
Holder  would  have  had if the  Regulatory  Allocations  were  not  part of the
Agreement  and all Company items were  allocated  pursuant to Sections 3.1, 3.2, and 3.3(h).

3.5 Loss Limitation.  Losses allocated pursuant to Section 3.2 of this Agreement shall not exceed the  maximum  amount of Losses  that can be  allocated  without causing any Unit Holder to have an Adjusted  Capital  Account Deficit at the end of any Fiscal Year. In the event some but not all of the Unit Holders would have
Adjusted  Capital  Account  Deficits as a consequence of an allocation of Losses pursuant  to Section 3.2 of this  Agreement,  the  limitation  set forth in this
Section 3.5 shall be applied on a Unit  Holder by Unit  Holder  basis and Losses not  allocable  to any Unit  Holder  as a  result  of such  limitation  shall be allocated to the other Unit Holders in accordance with the positive  balances in such Unit Holder's  Capital  Accounts so as to allocate the maximum  permissible
Losses  to  each  Unit  Holder  under   Section   1.704-1(b)(2)(ii)(d)   of  the
Regulations.

3.6 Other Allocation Rules.

     (a) For  purposes  of  determining  Profits,  Losses  and any  other  items allocable  to any  period,  Profits,  Losses and any such other  items  shall be determined on a daily,  monthly or other basis, as determined by the Board using any permissible method under Code Section 706 and the Regulations thereunder.

     (b) The Unit  Holders  are  aware of the  income  tax  consequences  of the allocations  made by this  Article  III and  hereby  agree  to be  bound  by the provisions of this Article III in reporting  their shares of Company  income and loss for income tax purposes.

     (c) Solely for purposes of determining a Unit Holder's  proportionate share of the "excess  nonrecourse  liabilities"  of the Company  within the meaning of
Regulations  Section  1.752-3(a)(3),  the Unit Holders'  aggregate  interests in
Company  Profits shall be deemed to be as provided in the Capital  Accounts.  To the extent  permitted by Section  1.704-2(h)(3)  of the  Regulations,  the Board
shall endeavor to treat  distributions of Net Cash Flow as having been made from the proceeds of a Nonrecourse  Liability or a Unit Holder  Nonrecourse Debt only to the extent  that such  distributions  would  cause or  increase  an  Adjusted
Capital Account Deficit for any Unit Holder.

                                      -10-

     (d) Profits and Losses to the Unit  Holders  shall be  allocated  among the
Unit  Holders in the ratio  which each Unit  Holder's  Units  bears to the total number of Units issued and outstanding.

3.7 Tax Allocations; Code Section 704(c). In accordance with Code Section 704(c)
and the Regulations  thereunder,  income, gain, loss, and deduction with respect to any Property  contributed to the capital of the Company shall, solely for tax purposes,  be  allocated  among the Unit  Holders  so as to take  account of any variation between the adjusted basis of such Property to the Company for federal income tax  purposes and its initial  Gross Asset Value.  In the event the Gross
Asset Value of any Company asset is adjusted  pursuant to  subparagraph  (ii) of the  definition  of Gross  Asset  Value in Section  1.10(t)  of this  Agreement, subsequent  allocations of income, gain, loss and deduction with respect to such asset shall take account of any  variation  between the  adjusted  basis of such asset for  federal  income tax  purposes  and its Gross  Asset Value in the same manner  as  under  Code  Section  704(c)  and the  Regulations  thereunder.  Any elections or other decisions  relating to such allocations  shall be made by the
Board in any manner that  reasonably  reflects the purpose and intention of this
Agreement.  Allocations  pursuant to this Section 3.7 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in  computing,  any Unit Holder's  Capital  Account or share of Profits,
Losses,  other  items  or  distributions  pursuant  to  any  provision  of  this
Agreement.

3.8 Tax Credit Allocations. All income tax credits with respect to the Company's property or operations  shall be allocated  among the Members in accordance with their  respective  Membership  Interests  for the Fiscal Year  during  which the expenditure, production, sale or other event giving rise to such credits occurs.
This Section 3.8 is intended to comply with the applicable tax credit allocation principles of  Regulations  Section  1.704-1(b)(4)(ii)  and shall be interpreted consistently therewith.

                            ARTICLE IV. DISTRIBUTIONS

4.1 Net Cash Flow.  Subject to the terms and conditions of any  applicable  loan covenants and  restrictions,  the Board,  in their sole  discretion,  shall make distributions  of Net Cash Flow,  if any, to the Unit Holders in  proportion  to
Units held. In  determining  Net Cash Flow,  the Board shall endeavor to provide for cash distributions at such times and in such amounts as will permit the Unit
Holders to make timely payment of income taxes.

4.2 Amounts Withheld. All amounts withheld pursuant to the Code or any provision of any state, local or foreign tax law with respect to any payment, distribution or  allocation  to the Company or the Unit  Holders  shall be treated as amounts paid or  distributed,  as the case may be, to the Unit  Holders  with respect to which such amount was  withheld  pursuant to this  Section 4.2 for all  purposes under this  Agreement.  The Company is  authorized to withhold from payments and distributions,  or with respect to  allocations,  to the Unit Holders and to pay over to any federal, state, local or foreign government, any amounts required to be so  withheld,  and shall  allocate  any such amounts to the Unit Holders with respect to which such amount was withheld.

4.3 Limitations on Distributions. The Company shall make no distributions to the
Unit  Holders  except as  provided  in this  Article IV and in Article X of this
Agreement. Notwithstanding any other provision, no distribution shall be made if not permitted to be made under the Act.

                              ARTICLE V. MANAGEMENT

5.1  Directors.  Except as otherwise  provided in this  Agreement or required by law,  the Board shall  direct the  business  and affairs and exercise all of the powers of the Company,  and shall adopt such policies,  rules,  regulations  and actions as they deem advisable. Subject to Section 5.6 of this Agreement

                                      -11-

and any other express provisions of this Agreement to the contrary, the business and affairs of the Company  shall be managed by and under the  direction  of the
Directors and not by the Members.

5.2 Number of Directors.  The number of Directors  shall be not less than twelve
(12) nor more than eighteen  (18)  Members,  the number of which shall be set by resolution of the Board,  and elected by the Members in accordance  with Section
5.3.

5.3 Election of Directors.

     (a) Members shall have the right to elect  Directors.  At each election for
Directors,  every Member  entitled to vote at such election shall have the right to vote in person or by proxy,  the  number of Units  owned by him or her for as many persons as there are  Directors to be elected and for whose  election he or she has a right to vote, or to cumulate his or her votes by giving one candidate as many votes as the number of such  Directors to be elected  multiplied  by the number of his or her Units, or by distributing  such votes on the same principle among any number of  candidates.  Five  directors  shall be  elected  for a term expiring in 2007;  four  directors  shall be elected for a term expiring in 2008 and five  Directors  shall be elected for a term expiring in 2009.  Beginning in
2007,  Directors  shall be elected to fill the terms then expiring for a term of three (3) years and shall  serve until his or her  successor  is duly or elected or, if earlier,  until such  Director's  death,  resignation or removal.  In the event the size of the Board is  modified  pursuant  to  Section  5.2,  it is the intent that the Board is authorized to address the transition to such new number of  directors  and shall take  reasonable  efforts to  maintain  proportionately staggered terms for the Directors thereafter.

     (b) Nominees for a Director  position up for election shall be named by the
then-current   Directors  or  by  a  nominating  committee  established  by  the
Directors.  Nominations  may also be made by any Member  entitled to vote in the election of Directors. Any Member that intends to nominate a Person for election as a Director may do so only if written  notice of such Member's  intent to make such nomination is given one hundred twenty (120) calendar days prior to the one year  anniversary  of the date on which the Company  delivered  the prior year's proxy  statement or notice of annual  meeting to such Members.  Each such notice shall set forth:  (i) the name and address of the Member who intends to make the nomination; (ii) a representation that the Member is a holder of record of Units entitled to vote at such  meeting and intends to appear in person or by proxy at the meeting to nominate the Person specified in the notice; (iii) the name, age, address and principal  occupation/employment of each nominee; (iv) a description of all  arrangements or  understandings  between the Member and each nominee and any other Person(s)  pursuant to which such nominations are to be made; (v) such other information  regarding each nominee as would be required to be included in a proxy  statement  filed  pursuant  to the proxy  rules of the  Securities  and
Exchange Commission;  (vi) the consent of each nominee to serve as a Director if so elected;  and (vii) a nominating  petition signed and dated by the holders of at least five percent  (5%) of the then  outstanding  Units and clearly  setting forth the proposed  nominee as a candidate for the Director's seat to be filled.
The Company may require any proposed  nominee to furnish such other  information as may  reasonably  be required by the Company to determine the  eligibility  of such  proposed  nominee to serve as a  Director.  The  presiding  Officer of the meeting may, if the facts  warrant,  determine that a nomination was not made in accordance with the foregoing  procedures,  and if so determined,  the defective nomination shall be disregarded.

5.4 Authority of Directors.  Subject to the  limitations  and  restrictions  set forth in this  Agreement  and the Act, the Board shall direct the  management of the  business  and  affairs of the  Company and shall have all of the rights and powers which may be possessed by a "manager"  under the Act  including,  without limitation,  the right and power to do or  perform,  and the  further  right and power by  resolution  to delegate to the  Officers or such other  Persons as the
Board deem appropriate, the right and power to do or perform, the following:

                                      -12-

     (a) Conduct the business and carry on the  operations  of the Company,  and have  and  exercise  the  powers  granted  by the Act in any  state,  territory, district or possession of the United States,  or in any foreign  country,  which may be  necessary or  convenient  to effect any or all of the purposes for which the Company is organized;

     (b) Acquire by purchase,  lease or otherwise any real or personal  property which may be necessary,  convenient,  or incidental to the accomplishment of the purposes of the Company;

     (c) Operate,  maintain,  finance,  improve,  construct, own, operate, sell, convey,  assign,  mortgage and lease any real estate and any  personal  property necessary,  convenient,  or incidental to the  accomplishment of the purposes of the Company;

     (d) Execute any and all agreements,  contracts,  documents,  certifications and  instruments  necessary or  convenient in  connection  with the  management, maintenance and operation of the business and affairs of the Company,  including executing  amendments to this Agreement and the Articles in accordance  with the
terms  of  this   Agreement,   both  as  Directors  and  where   permitted,   as
attorney-in-fact  for the Members  pursuant to any power of attorney  granted by the Members to the Directors;

     (e) Borrow money and issue evidences of indebtedness necessary, convenient, or incidental to the  accomplishment of the purposes of the Company,  and secure the same by mortgage, pledge or other lien on any Company assets;

     (f) Execute,  in  furtherance of any or all of the purposes of the Company, any deed, lease,  mortgage,  deed of trust, mortgage note, promissory note, bill of sale,  contract or other  instrument  purporting to convey or encumber any or all of the Company assets;

     (g) Prepay in whole or in part, refinance,  increase,  modify or extend any liabilities  affecting  the assets of the Company and in  connection  therewith, execute any extensions or renewals of encumbrances on any or all of such assets;

     (h) Care for and  distribute  funds to the  Members by way of cash  income, return of capital or otherwise,  all in accordance  with the  provisions of this
Agreement,  and perform  all matters in  furtherance  of the  objectives  of the
Company and this Agreement;

     (i)  Contract on behalf of the Company for the  employment  and services of employees and independent contractors,  and delegate to such Persons the duty to manage or supervise any of the assets or operations of the Company;

     (j) Engage in any kind of activity  and perform and carry out  contracts of any kind necessary or incidental to, or in connection  with, the  accomplishment of the purposes of the Company,  as may be lawfully carried on or performed by a limited  liability  company under the laws of each state in which the Company is then formed or qualified;

     (k) Take, or refrain from taking, all actions,  not expressly proscribed or limited by this Agreement or the Articles, as may be necessary or appropriate to accomplish the purposes of the Company;

     (l) Institute,  prosecute,  defend, settle, compromise and dismiss lawsuits or other judicial or administrative  proceedings  brought on or in behalf of, or against,  the Company,  the Members or the  Directors or Officers in  connection with activities arising out of, connected with, or incidental to this Agreement, and engage counsel or others in connection therewith;

                                      -13-

     (m) Purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ,  sell,  mortgage,  lend, pledge, or otherwise dispose of, and otherwise use and deal in and with,  shares or other interests in or obligations
of  domestic  or  foreign   corporations,   associations,   general  or  limited
partnerships,  other limited  liability  companies,  or individuals or direct or indirect  obligations  of  the  United  States  or  of  any  government,  state, territory,  government district or municipality or of any instrumentality of any of them;

     (n) Agree with any Person as to the form and other terms and  conditions of such Person's Capital Contribution to the Company and cause the Company to issue
Membership Interests and Units in consideration for such Capital Contribution as provided in Section 6.1(d); and

     (o) Indemnify Members,  Directors or Officers, or former Members, Directors or Officers,  and to make any other  indemnification  that is authorized by this
Agreement in accordance with, and to the fullest extent permitted by, the Act.

5.5 Director as Agent.  Notwithstanding  the power and authority of the Board to manage the business and affairs of the Company, no Director shall have authority to act as agent for the Company for the purposes of its business  (including the execution  of any  instrument  on behalf of the  Company)  unless  the Board has authorized the Director to take such action.

5.6 Restrictions on Authority of Directors.

     (a)  Notwithstanding  any provision in this Agreement to the contrary,  the
Directors  shall not have  authority  to, and they  covenant and agree that they shall not, do any of the  following  acts without the  unanimous  consent of the
Members:

               (i) Cause or permit the Company to engage in any activity that is not  consistent  with the  purposes  of the  Company  as set  forth in
          Section 1.3 of this Agreement;

               (ii)  Knowingly  engage  in any  act  in  contravention  of  this
          Agreement or which would make it  impossible  to carry on the ordinary business  of  the  Company,  except  as  otherwise  provided  in  this
          Agreement; or

               (iii)  Possess  Company  Property,  or assign  rights in specific
          Company Property, for other than a Company purpose.

     (b) The Directors  shall not have authority to, and they covenant and agree that they shall not cause the  Company  to,  without  the consent of the Members holding  sixty-six and  two-thirds  percent (66 2/3%) of the  Membership  Voting
Interests:

          (i) Merge, consolidate,  exchange, sell or otherwise dispose of all or substantially all of the Property;

          (ii) Make an election for the Company to be classified  for income tax purposes as an association taxable as a corporation;

          (iii) Merge or consolidate the Company with any other entity; or

                                      -14-

          (iv)  Take any  action  to cause a  Dissolution  Event as  defined  in
     Section  10.1,  to the  extent  permitted  by the Act (other  than  seeking approval of Members as provided in this Section).

The actions specified herein as requiring the consent of the Members shall be in addition to any actions by the Board that are  specified in the Act as requiring the  consent or  approval  of the  Members.  Unless  otherwise  required by this
Agreement  or the Act, any such  required  consent or approval may be given by a vote of a majority of the Membership Voting Interests.

5.7 Meetings. A regular meeting of the Board shall be held, without other notice than this  Section,  immediately  after,  and at the same  place as,  the annual meeting of the Members.  Additionally,  the Board may, by resolution,  prescribe the time and  place for  holding  regular  meetings  and may  provide  that such resolution  constitutes notice thereof. If the Board does not prescribe the time and place for the holding of regular  meetings,  such regular  meetings shall be held at the time and place specified in the notice of each such regular meeting.
Unless otherwise prescribed by statute, special meetings may be called by, or at the request of, the  Chairman  or any two (2) or more  Directors.  The Board may designate  any  location as the place of any regular or special  meeting.  If no designation is made,  the place of meeting shall be the principal  office of the
Company.

5.8 Notice.  Notice shall be given to each  Director with respect to any special meeting of the Board,  stating  the date,  time and place of the  meeting.  Such notice  shall be  given  at least  one (1) day  prior  thereto  and  shall be in writing,  unless oral notice is reasonable under the  circumstances.  If mailed, such  notice  shall be deemed to be  delivered  on the  earlier of five (5) days after deposit in the U.S. mail addressed to the  Director's  address as shown on the Company's  records with postage prepaid,  or upon receipt.  Any Director may waive notice of any meeting. Except as provided in the next sentence, the waiver must be in writing,  signed by the Director  entitled to notice,  and filed with the minutes  relating to the action taken. A Director's  attendance at a meeting shall constitute a waiver of notice of such meeting,  except where such Director attends the meeting for the express  purpose of objecting to the  transaction of any business  because the meeting was not lawfully  called or convened.  Neither the  business  to be  transacted  at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting.

5.9 Conduct of Meeting. All Directors, to the extent possible,  shall personally attend all Board meetings.  However, any Director may participate in any regular or  special  meeting  by any  means  of  communication  by which  all  Directors participating may simultaneously  hear each other during the meeting. A Director participating in a meeting by this means is deemed to be present in person.

5.10  Quorum.  A majority of the duly  elected  and  qualified  Directors  shall constitute a quorum for the  transaction  of business at a meeting of the Board.
If less than a quorum is represented at a meeting, the Directors represented may adjourn the meeting and reschedule it for a later date without  further  notice.
At such  adjourned  and  rescheduled  meeting  at which a quorum is  present  or represented,  any business may be transacted which might have been transacted at the original meeting. Directors present at a duly organized meeting may continue to transact  business  until  adjournment,  notwithstanding  the  withdrawal  of
Directors to leave less than a quorum.

5.11 Manner of Acting;  Informal  Action.  Except as otherwise  provided in this
Agreement, the act of a majority of the Directors at a meeting at which a quorum is present shall be the act of the Board.  Unless otherwise provided by law, any action  required or permitted to be taken at a meeting of the Board may be taken without a meeting if a consent in writing  setting  forth the action so taken is signed  by all  Directors  entitled  to vote with  respect  the  subject  matter thereof.

                                      -15-

5.12 Presumption of Assent. A Director present at a meeting shall be presumed to have assented to action taken, unless the dissent of such Director is entered in the minutes of the meeting or unless such  Director  files a written  dissent to such action with the other Directors before the adjournment  thereof or forwards such dissent by mail to the other  Directors  immediately  after the adjournment thereof.  Such right to dissent shall not apply to a Director who voted in favor of an action.

5.13 Removal of Directors. Members may remove a Director, with or without cause, at a meeting called for that purpose, if notice has been given that a purpose of the meeting is such removal and an  affirmative  vote of Members  holding eighty percent (80%) or more of the Member Voting Interests.

5.14  Vacancies.  Any vacancy  occurring in the  Directors  may be filled by the affirmative vote of a majority of the remaining Directors. A Director elected to fill a  vacancy  shall be  elected  for the  unexpired  term of such  Director's predecessor in office.

5.15  Compensation.  The Board, by a two-thirds  (2/3)  affirmative  vote of the
Directors,  shall have  authority to establish  reasonable  compensation  of all
Directors for services to the Company as Directors,  officers or otherwise,  and to provide for reimbursement to Directors of their reasonable expenses.

5.16 Committees;  Authority.  The Board may create such committees,  and appoint such Directors to serve on them, as the Board deems appropriate.  Each committee must have two (2) or more Directors, who serve at the pleasure of the Board. The creation of a committee,  and the  appointment of Directors to serve on it, must be approved by a majority of the  Directors.  The  procedural  requirements  for
Board  meetings  under this  Article V shall also apply to  committee  meetings.
Committees of the Board may exercise only those aspects of the Board's authority
which   are   expressly   conferred   by  the  Board  by   express   resolution.
Notwithstanding  the  foregoing,   however,  a  committee  may  not,  under  any
circumstances: (i) apportion or authorize distributions; (ii) approve or propose any action for which the Act requires  Member  approval;  (iii) elect  Officers;
(iv) fill vacancies of Directors or on any of its committees;  (v) adopt, amend, or repeal the Articles or this Agreement;  (vi) approve a plan of merger;  (vii)
authorize or approve the  reacquisition of Units,  except according to a formula or method prescribed by the Directors; or (ix) authorize or approve the issuance or sale or contract for sale of Units or determine the  designation and relative rights, preferences, and limitations of a class or series of Units.

5.17 Voting;  Potential  Financial  Interest.  Unless otherwise  provided by the
Board,  no Director  shall be  disqualified  from voting on any matter solely by reason of such Director's (or his/her Affiliate's)  potential financial interest in the  outcome  of such  vote,  provided  that  the  nature  of such  potential financial interest was reasonably disclosed at the time of such vote.

5.18 Duties and Obligations of Directors. The Board shall take all actions which may be necessary or appropriate: (i) for the continuation of the Company's valid existence as a limited liability company under the laws of the State of Nebraska and each other  jurisdiction in which such existence is necessary to protect the limited liability of Members or to enable the Company to conduct the business in which it is engaged;  and (ii) for the accomplishment of the Company's purposes, including the acquisition, development, maintenance, preservation, and operation of Company  Property in accordance  with the  provisions  of this  Agreement and applicable laws and regulations.  Each Director shall have the duty to discharge the  foregoing  duties  in good  faith and with the care an  ordinarily  prudent person in a like  position  would  exercise  under  similar  circumstances.  The
Directors  shall be under no other  fiduciary duty to the Company or the Members to conduct the affairs of the Company in a particular manner.

5.19  Chairman  and Vice  Chairman.  Unless  provided  otherwise by a resolution adopted by the Board,  the Chairman shall be elected by the Board to serve as an
Officer of the Board and preside at meetings of the Members and the Board; shall see that all orders and  resolutions  of the Board are carried into effect;

                                      -16-

may maintain  records of and certify  proceedings of the Board and Members;  and shall  perform such other duties as may from time to time be  prescribed  by the
Board.  The Vice Chairman  shall,  in the absence or disability of the Chairman, perform the duties and exercise  the powers of the  Chairman  and shall  perform such other duties as the Board or the Chairman may from time to time  prescribe.
The Board may  designate  more than one Vice  Chairmen,  in which  case the Vice
Chairmen  shall be  designated by the Board so as to denote which is most senior in office.  Each  Chairman or Vice  Chairman  shall be chosen  from  individuals serving as Directors.

5.20 President.  Unless provided otherwise by a resolution adopted by the Board, the  President  shall  perform  such  duties  as the Board may from time to time
prescribe,   including  without  limitation,   the  overall  management  of  the
day-to-day operations of the Company.

5.21 Chief Financial Officer.  Unless provided otherwise by a resolution adopted by the Board,  the Board shall appoint a Chief Financial  Officer of the Company who shall be the  Treasurer  of the Company or such other person as appointed by the Board from time to time and shall keep  accurate  financial  records for the
Company;  shall deposit all monies, drafts, and checks in the name of and to the credit  of the  Company  in such  banks  and  depositories  as the  Board  shall designate from time to time;  shall endorse for deposit all notes,  checks,  and drafts  received by the Company as ordered by the Board,  making proper vouchers therefore;  shall disburse Company funds and issue checks and drafts in the name of the Company as ordered by the Board,  shall render to the  President  and the
Board,  whenever  requested,  an  account  of all  such  transactions  as  Chief
Financial  Officer and of the  financial  condition  of the  Company,  and shall perform such other  duties as may be  prescribed  by the Board or the  President from time to time.

5.22 Secretary;  Assistant Secretary.  The Board shall appoint a Secretary.  The
Secretary  shall  attend all  meetings of the Board and of the Members and shall maintain  records of, and whenever  necessary,  certify all  proceedings  of the
Board and of the Members.  The Secretary shall keep the required  records of the
Company,  when so directed by the Board or other  person(s)  authorized  to call such meetings, shall give or cause to be given notice of meetings of the Members and of meetings of the Board,  and shall also perform such other duties and have such other powers as the Chairman or the Board may prescribe  from time to time.
An Assistant Secretary, if any, shall perform the duties of the Secretary during the absence or disability of the Secretary.

5.23 Vice President.  The Board may appoint one or more Vice  Presidents  having duties as the Board may provide. If more than one, the Directors shall designate which is most senior. The most senior Vice President shall perform the duties of the President in the absence of the President.

5.24  Delegation.  Unless  prohibited by a resolution of the Board,  any Officer appointed by the Board (individually, an "Officer" and collectively, "Officers")
may delegate in writing  some or all of the duties and powers of such  Officer's management  position to other  Persons.  An Officer who  delegates the duties or powers of an office remains  subject to the standard of conduct for such Officer as set forth in the Act with  respect to the  discharge of all duties and powers so delegated.

5.25 Execution of Instruments.  All deeds, mortgages,  bonds, checks,  contracts and other  instruments  pertaining  to the  business  and affairs of the Company shall be  signed  on  behalf of the  Company  by (i) the  Chairman;  or (ii) the
President;  or (iii) by such other person or persons as may be  designated  from time to time by the Board.

5.26 Limitation of Liability;  Indemnification.  To the maximum extent permitted under the Act and other applicable law, no Member,  Director or Officer shall be personally liable for any debt, obligation or liability of the Company merely by reason of being a Member,  Director  or  Officer.  Furthermore,  to the  maximum extent permitted under the Act, the liability of Directors and Officers shall be eliminated, and

                                      -17-

no Director or Officer shall be personally  liable to the Company or its Members for monetary damages for, any action taken, or any failure to take action,  as a
Director or  Officer,  except for  liability  for any of the  following,  to the extent  determined by final  adjudication  on the merits by a court of competent jurisdiction:

          a. The amount of a  financial  benefit  received  by the  Director  or
     Officer to which the Director or Officer is not entitled;

          b. An intentional infliction of harm on the Company or its Members;

          c. An intentional violation of criminal law.

To the maximum  extent  permitted  under the Act and other  applicable  law, the
Company,  the  Liquidator,  its  receiver,  or its  trustee  (in the case of its receiver or trustee,  to the extent of Company  Property) shall indemnify,  save and hold  harmless,  and pay all judgments  and claims  against each Director or
Officer  relating  to any  liability  or  damage  incurred  by reason of any act performed or omitted to be performed by such Director or Officer,  in connection with the business of the Company,  including reasonable attorneys' fees incurred by such Director in connection  with the defense of any action based on any such act or omission,  which  attorneys' fees may be paid as incurred,  including all such liabilities under federal and state securities laws as permitted by law. To the maximum  extent  permitted  under the Act and other  applicable  law, in the event of any action by a Unit Holder against any Director or Officer,  including a derivative suit, the Company shall indemnify,  save and hold harmless, and pay all costs,  liabilities,  damages  and  expenses  of such  Director  or Officer, including  reasonable  attorneys'  fees  incurred in the defense of such action.
Notwithstanding  the  foregoing  provisions,  no  Director  or Officer  shall be indemnified  by the Company to the extent  prohibited or limited by the Act. The
Company may purchase and maintain insurance on behalf of any Director or Officer in his or her official capacity against any liability described in this Section, whether or not the  Company  would  otherwise  be  required  to  indemnify  such
Director or Officer against such liability.

                      ARTICLE VI. MEMBERSHIP UNITS; MEMBERS

6.1 Membership Units. The authorized capital of the Company shall consist solely of Units, having the rights, powers and preferences herein described:

          (a) The  Company may issue Units in such  amounts,  at such times,  to such  Persons  and on such  other  terms  and  conditions  as the Board may determine.  Ownership  of one or more Units  shall  entitle a Member to the
     Membership Voting Interest,  Membership  Economic Interest and other rights and obligation expressly set forth in this Agreement.

          (b)   Additional  and  different   classes  of  Membership   Interests
     represented by different Units may be created and issued to new or existing
     Members on such terms and conditions as the Directors may  determine.  Such additional  and different  classes may have  different  rights,  powers and preferences (including,  without limitation, voting rights and distribution preferences),  which may be superior to those of existing  Members.  In the event of creation of additional  Membership  Interests,  Exhibit A shall be updated as necessary by the Board to reflect such Membership  Interests and the Board shall amend this Agreement, and the Members hereby consent to the amendment  hereof,  to  reflect  (a)  the  sale  of  additional  Membership
     Interests  with such  terms as the Board  shall deem  appropriate,  (b) the admission of  additional  Members.  Except as  expressly  set forth in this
     Agreement, Members shall have no preemptive rights to acquire additional or newly created Units.

                                      -18-

          (c) No  Member  together  with its  Affiliates  shall own in excess of forty percent (40%) of the Units of the Company.

6.2 Certificates;  Surrender for Transfer. Certificates representing Units shall be in such form as shall be determined  by the Board,  in its  discretion.  If a certificate is lost,  destroyed or mutilated,  a new one may be issued upon such terms  and  indemnity  to  the  Company  as  the  Board  may  prescribe.  No new certificate  shall be issued until the former  certificate  for a like number of
Units has been surrendered and canceled.

6.3  Members.  Each  Person who  desires to become a Member  must  complete  and execute a signature  page to this  Agreement in the form of Exhibit "B" attached hereto and such other  documents  as may be  required  by the Board.  Membership
Interests  and Units of the  Members  shall be set forth on Exhibit  "A" to this
Agreement, as amended from time to time.

6.4  Additional  Members.  Subject to the  provisions  of 9.10,  no Person shall become a Member without the approval of the Board. The Board may refuse to admit any Person as a Member in their sole discretion.  Any such admission must comply with the  requirements  described in this  Agreement and will be effective  only after such Person has executed and  delivered to the Company such  documentation as determined by the  Directors to be necessary and  appropriate  to effect such admission.  All Members acknowledge that the admission of additional Members may result in a dilution of a Member's Membership Interest.  Prior to admission as a
Member,  a  prospective  Member  shall  agree  in  writing  to be  bound by this
Agreement  and shall  execute  and  deliver to the  Company an  Addendum to this
Agreement in the form of Exhibit "B" attached hereto. Upon the execution of such
Addendum, such additional Member shall be deemed to be a party to this Agreement as if such  additional  Member had executed this  Agreement on the original date hereof, and shall be bound by all of the provisions set forth herein.

6.5 Members'  Voting Rights.  Each Member holding Units shall be entitled to one
(1) vote for each Unit  registered  in the name of such  Member (as shown in the
Unit  Holder  Register)  as to any  matter for which a Member  holding  Units is entitled to vote under this  Agreement or the Act.  Unless a matter is expressly reserved in this  Agreement  for the vote or approval of a  particular  class of
Units, each Member holding Units (regardless of class) shall be entitled to vote thereon,  with each Member  entitled to one (1) vote for each Unit registered in the name of such Member (as shown in the Unit  Holder  Register.  Members  shall have  cumulative  voting  rights for the  election of  Directors as described in
Section 5.3.  Except as  otherwise  expressly  provided  for in this  Agreement,
Members  shall  not have any right or power to take  part in the  management  or control of the  Company or its  business  and  affairs or to act for or bind the
Company in any way.

6.6 Member  Meetings.  Meetings of the Members shall be called by the Board, and shall be held at the  principal  office of the Company or at such other place as shall be designated by the Board.  Members representing an aggregate of not less than thirty percent (30%) of the Membership Voting Interests may also in writing demand  that the Board call a meeting of the  Members.  Regular  meetings of the
Members shall be held not less than once per Fiscal Year.

6.7 Place of Meeting.  The Board, or in the absence of action by the Board,  the
Chairman,  may  designate any place as the place for any meeting of the Members, unless by written  consents,  a majority of all Members  entitled to vote at the meeting  designate a  different  place for the  holding of such  meeting.  If no designation  is made by the Board,  the Chairman or by  unanimous  action of the
Members, the place of meetings shall be at the principal office of the Company.

                                      -19-

6.8 Conduct of Meetings. Subject to the discretion of the Board, the Members may participate  in any Member  meeting by means of telephone  conference or similar means of  communication by which all participants in the meeting can hear and be heard by all other participants.

6.9 Notice.  Written  notice stating the place and time of any annual or special
Member meeting shall be delivered or mailed not less than five (5) nor more than sixty (60) days prior to the meeting date, to each Member of record  entitled to vote at such  meeting as of the close of  business on the day before said notice is delivered or mailed.  Such notices  shall be deemed to be effective  upon the earlier of: (i)  deposit  postage-prepaid  in the U.S.  mail,  addressed  to the
Member at the  Member's  address as it appears on the Unit Holder  Register,  or such other  address  as may have been  provided  in writing to the  Company by a
Member;  (ii) the date shown on the  return  receipt  if sent by  registered  or certified mail, return receipt requested; or (iii) actual receipt.

6.10  Contents of Notice.  The notice of each  Member  meeting  shall  include a description of the  purpose(s) for which the meeting is called.  If a purpose of any Member meeting is to consider: (i) a proposed amendment to or restatement of the Articles or this Agreement requiring Member approval;  (ii) a plan of merger or Unit exchange;  (iii) the sale, lease,  exchange or other disposition of all, or  substantially  all of the Company's  Property;  (iv) the  dissolution of the
Company; or (v) removal of a Director, then the notice must so state and must be accompanied,  as applicable, by a copy or summary of the (1) amendment(s) to the
Articles  or  Operating  Agreement,  (2) plan of  merger or Unit  exchange,  (3)
documents  relating to the  transaction for the disposition of all the Company's
Property, and/or (4) documents relating to any plan for dissolution.

6.11 Adjourned Meetings. If any Member meeting is adjourned to a different date, time or place,  notice need not be given of the new date,  time or place, if the new  date,  time and  place is  announced  at the  meeting  before  adjournment;
provided  that,  if a new record  date for the  adjourned  meeting is or must be fixed, then notice must be given to new Members as of the new record date.

6.12 Waiver of Notice. Whenever any notice is required to be given to any Member under the Act, the Articles or this  Agreement,  a waiver in writing,  signed by
such  Member  shall  be  deemed   equivalent  to  the  giving  of  such  notice.
Furthermore,  a Member's  attendance at a meeting  waives any objection that the
Member might otherwise raise based on lack of notice or defective notice, unless the Member: (i) objects at the outset of the meeting;  or (ii) in the case of an objection  claiming that  consideration of a particular matter is not within the purposes  described  in the meeting  notice,  objects at the time such matter is presented, and in either case, thereafter does not participate in the meeting.

6.13 Fixing of Record Date. For purposes of determining the Members  entitled to notice of, or to vote at, any Member meeting or any adjournment  thereof, or for purposes  of  determining  the  Members  entitled  to  receive  payment  of  any distribution,  or in order to make a determination  of the Members for any other purpose, the Board may provide that the Unit Holder Register shall be closed for a stated  period,  not to exceed  sixty (60) days.  If the Unit Holder  Register shall be closed for such  purpose,  such books  shall be closed for at least ten
(10) days immediately preceding such meeting. In lieu of closing the Unit Holder
Register,  the Board may fix in advance a date as the  record  date for any such determination  of Members,  such date in any case to be not more than sixty (60)
days, and in case of a meeting of Members not less than ten (10) days,  prior to the date on which the particular  action  requiring such  determination is to be taken. If the Unit Holder Register is not closed and no record date is fixed for the determination, the date on which notice of the meeting is mailed or the date on which the  resolution  of the Board  declaring a dividend is adopted,  as the case  may  be,  shall  be  the  record  date  for  such  determination.  When  a determination of Members entitled to vote at any meeting of the Members has been made  as  provided  in this  Section,  such  determination  shall  apply  to any adjournment thereof,  unless the Board fixes a new

                                      -20-

record  date,  which it must do if the meeting is  adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

6.14 Quorum and Proxies.  The presence (in person or by proxy or mail ballot) of
Members  holding at least twenty five  percent  (25%) of the  Membership  Voting
Interests  is  required  for the  transaction  of  business  at a meeting of the
Members.  Voting by proxy or by mail ballot  shall be permitted on any matter if authorized  by the  Board.  A proxy  shall  not be  effective  for  purposes  of determining  a quorum under this Section or for purposes of voting at the annual meeting  unless and until it is received by the  Secretary of the Company and is duly  executed  as  provided  in  such  proxy.  In  each  case  where  a  Member appropriately  specifies  how a  proxy  is to be  voted,  it will  be  voted  in accordance  with such  specification.  As to any matter or business which may be brought before an annual meeting which is note discussed in the Company's  proxy statement,  a vote  may be cast  pursuant  to a proxy  in  accordance  with  the judgment of the Company's  proxies name in the proxy voting the same. Any Member may revoke his or her proxy at any time  insofar as it is then not  exercised by giving notice of such revocation,  either personally at the annual meeting or in writing, to the Secretary of the Company or by the execution and delivery to the
Company of a new proxy dated subsequent to the original proxy.

6.15 Voting;  Action by Members. If a quorum is present, the affirmative vote of a majority of the  Membership  Voting  Interests  represented at the meeting and entitled to vote on the matter  (including Units represented in person, by proxy or by mail ballot when authorized by the Board) shall  constitute the act of the
Members,  unless  the vote of a  greater  or lesser  proportion  or  numbers  is otherwise required by this Agreement or the Act.

6.16  Continuation  of the Company.  The Company shall not be dissolved upon the occurrence of any event that is deemed to terminate the continued  membership of a Member,  but rather the Company shall continue  without  dissolution,  and its affairs shall not be required to be wound up.

6.17 No Member  Right of  Redemption  or Return of Capital.  Except as otherwise provided in this  Agreement  or the Act, no Member or  transferee  of any Member shall  have any  right to demand or  receive  a return  of  his/her/its  Capital
Contribution or to require the redemption of his/her/its Units.

6.18 Waiver of Dissenters  Rights.  To the fullest extent  permitted by the Act, each  Member  hereby  disclaims,  waives  and  agrees  not to  assert:  (i)  any dissenters' or similar rights under the Act; (ii) any right to require partition or appraisal of the Company or of any of its assets, or to cause the sale of any
Company Property;  or (iii) any right to maintain any action for partition or to compel any sale with  respect to such  Member's  Units,  or with  respect to any
Company Property.

6.19 Loans. Any Member or Affiliate may, with the consent of the Board,  lend or advance  money to the  Company,  in which  case the  amount  of any such loan or advance shall not be treated as a contribution to the capital of the Company but rather  shall be a debt due from the  Company,  repayable  out of the  Company's cash,  and shall have such other  terms as  approved  by the Board.  None of the
Members or their  Affiliates  shall be  obligated to make any loan or advance to the Company.

6.20 Actions Without a Meeting by Members Any action required or permitted to be taken at a meeting of the Members may be taken without a meeting, without notice and without a vote, if a consent in writing,  setting forth the action so taken, is signed by Members required to approve such action. Such consent will have the same force and effect as a vote of such  Members.  The  signed  consent  will be placed by the Secretary of the Company in the Company's corporate records.

                   ARTICLE VII. ACCOUNTING, BOOKS AND RECORDS

                                      -21-

7.1 Accounting,  Books and Records;  Audit Rights.  The books and records of the
Company  shall  be kept,  and the  financial  position  and the  results  of its operations  recorded,  in  accordance  with GAAP.  The books and  records  shall reflect all Company  transactions  and shall be appropriate and adequate for the
Company's  business.  The  Company  shall  maintain  at its  principal  place of business:  (i) a current  list of the full name and last  known  address of each
Member and Assignee set forth in alphabetical  order,  together with the Capital
Contributions,  Capital Account and Units of each Member and Assignee;  (ii) the full name and address of each Director; (iii) a copy of the Articles and any and all amendments thereto,  together with executed copies of any powers of attorney pursuant to which the Articles or any  amendments  thereto  have been  executed;
(iv) copies of the Company's federal, state and local income tax and information returns and reports,  if any, for the six (6) most recent taxable  years;  (v) a copy of this Agreement and any and all amendments hereto, together with executed copies  of any  powers of  attorney  pursuant  to which  this  Agreement  or any amendments  hereto  have  been  executed;  and  (vi)  copies  of  the  financial statements of the Company, if any, for the six (6) most recent Fiscal Years. The
Company shall use the accrual  method of accounting  in the  preparation  of its financial  reports  and for tax  purposes  and shall keep its books and  records accordingly.

7.2 Delivery to Members and Inspection.  Any Member or such Member's  designated representative  shall have reasonable access during normal business hours to the information  and documents  kept by the Company  pursuant to Section 7.1 of this
Agreement.  The rights  granted to a Member  pursuant  to this  Section  7.2 are expressly  subject to  compliance  by such Member with the safety,  security and confidentiality procedures and guidelines of the Company, as such procedures and guidelines may be amended from time to time.  Upon the request of any Member for purposes  reasonably  related to such Member's  interest as a Member,  the Board shall  promptly  deliver  to  the  requesting  Member,  at  the  expense  of the requesting  Member,  a copy of the information  required to be maintained  under
Section  7.1 of this  Agreement.  Each  Member  has the right,  upon  reasonable request for purposes  reasonably  related to such Member's  interest as a Member and for proper  purposes,  to: (i) inspect and copy during normal business hours any of the Company records described in Section 7.1 of this Agreement;  and (ii)
obtain from the Board,  promptly after their becoming  available,  copies of the
Company's federal,  state and local income tax and information  returns for each
Fiscal Year.  Each Assignee  shall have the right to  information  regarding the
Company only to the extent required by the Act.

7.3 Reports. The Chief Financial Officer of the Company shall be responsible for causing the preparation of financial reports of the Company and the coordination of financial matters of the Company with the Company's accountants.  The Company shall cause to be delivered to each Member financial reports,  prepared, in each case  (other  than with  respect to Member's  Capital  Accounts,  which shall be prepared in accordance with this Agreement) in accordance with GAAP consistently applied.  Delivery of the financial  reports shall occur as soon as  practicable following  the end of each Fiscal Year and the first  three  fiscal  quarters of each such Fiscal Year,  and at such time as  distributions  are made to the Unit
Holders  pursuant to Article X of this  Agreement  following the occurrence of a
Dissolution Event. The Company's financial statements for each Fiscal Year shall be audited and certified by the Company's accountants,  and in each case setting forth  in  comparative  form  the  corresponding  figures  for  the  immediately preceding  Fiscal  Year end (in the case of the  balance  sheet) and the two (2)
immediately  preceding  Fiscal  Years  (in the case of the  statements).  Public access to the financial  statements  through either the Company's website or the
Securities  and Exchange  Commission's  website of the  Company's  filings shall constitute delivery pursuant to this Section 7.3.

7.4 Tax  Matters.  The Board  shall,  without  any  further  consent of the Unit
Holders being required (except as specifically  required  herein),  make any and all  elections for federal,  state,  local and foreign tax purposes as the Board shall determine  appropriate and shall have the right and authority to represent the  Company  and the Unit  Holders  before  taxing  authorities  or  courts  of competent  jurisdiction in tax matters affecting the Company or the Unit Holders in their capacities as Unit Holders, and to file any tax returns

                                      -22-

and execute any agreements or other documents  relating to or affecting such tax matters, including agreements or other documents that bind the Unit Holders with respect to such tax  matters or  otherwise  affect the rights of the Company and the  Unit  Holders.  The  Board  shall  designate  a Person  to be  specifically authorized to act as the "Tax Matters  Member" under the Code and in any similar capacity under state or local law; provided,  however, that the Board shall have the authority to designate,  remove and replace the Tax Matters Member who shall act as the tax matters partner within the meaning of and pursuant to Regulations
Sections  301.6231(a)(7)-1  and -2 or any similar provision under state or local law. The Tax Matters Member shall receive no compensation for its services.  All third-party  costs and expenses incurred by the Tax Matters Member in performing its duties as such  (including  legal and accounting fees and expenses) shall be borne by the Company.  Nothing herein shall be construed to restrict the Company from engaging an accounting firm to assist the Tax Matters Member in discharging its duties hereunder.  Necessary tax information shall be delivered to each Unit
Holder as soon as practicable after the end of each Fiscal Year.

7.5 Withholding. Each Unit Holder hereby authorizes the Company to withhold from or pay on behalf of or with  respect to such Unit  Holder any amount of federal, state,  local or foreign taxes that the Directors  determine that the Company is required  to  withhold  or pay  with  respect  to any  amount  distributable  or allocable to such Unit Holder  pursuant to this  Agreement,  including,  without limitation, any taxes required to be withheld or paid by the Company pursuant to
Code Section 1441,  Code Section  1442,  Code Section 1445 or Code Section 1446.
Any amount paid on behalf of or with respect to a Unit Holder shall constitute a loan by the Company to such Unit Holder, which loan shall be repaid by such Unit
Holder within  fifteen (15) days after notice from the Company that such payment must be made unless (i) the Company  withholds  such payment from a distribution that would otherwise be made to the Unit Holder or (ii) the Board determines, in its sole and absolute discretion,  that such payment may be satisfied out of the available funds of the Company that would, but for such payment,  be distributed to the Unit Holder.  Each Unit Holder  hereby  unconditionally  and  irrevocable grants to the Company a security  interest in such Unit Holder's Units to secure such Unit  Holder's  obligation  to pay to the Company  any amounts  owed to the
Company  pursuant to this  Section 7.5. In the event that a Unit Holder fails to pay any  amounts  owed to the Company  when due,  the Board may, in its sole and absolute discretion,  elect to make the payment to the Company on behalf of such defaulting  Unit  Holder,  and in such event shall be deemed to have loaned such amount to such  defaulting  Unit  Holder  and shall  succeed  to all  rights and remedies  of the Company as against  such  defaulting  Unit  Holder  (including, without limitation, the right to receive distributions).  Any amounts payable by a Unit Holder hereunder shall bear interest at the prime rate as reported in The
Wall Street  Journal (but not higher than the maximum lawful rate) from the date such amount is due (i.e.,  fifteen (15) days after  demand) until such amount is paid in full.  Each Unit  Holder  shall take such  action as the  Company or the
Board shall request in order to perfect or enforce the security interest created hereunder.

                            ARTICLE VIII. AMENDMENTS

8.1  Amendments.  Amendments to this  Agreement may be made upon an  affirmative vote of two-thirds  (2/3) of the Board or upon an affirmative vote of two-thirds
(2/3) of the Units  represented  in person or proxy at a meeting called for such purpose.  Upon the modification or amendment of this Agreement,  the Board shall promptly  execute  such  amendments  or other  documents  as the  Company  deems appropriate to reflect such amendments under Act or other applicable laws of the
State of  Nebraska.  In the event the Board  materially  modifies or amends this
Agreement  pursuant to this section,  the Board shall send notice to the Members of the material  modification  or amendment  within a reasonable  period of time after the effective date of such modification or amendment.

                              ARTICLE IX. TRANSFERS

                                      -23-

9.1 General Restrictions. The Directors shall not approve, and the Company shall not recognize for any purpose,  any purported Transfer of Units unless and until the Transfer Restrictions,  consisting of the provisions of this Article and the
Unit  Transfer  Policy,  have been  satisfied  or the  Board  has by  resolution specifically  waived any  unsatisfied  provision,  condition or  restriction.  A
Transfer of Units approved by the Board that  satisfies,  in the sole discretion of the Board, the provisions and conditions of the Transfer  Restrictions (or if any unsatisfied condition is waived),  shall be referred to in this Agreement as a "Permitted Transfer."

9.2 Not  Binding  Until  Entered in Company  Books.  A Transfer  of Units is not
binding on the Company  without the  approval of the Board and  direction by the
Board to enter the Transfer in the Unit Holder Register.

9.3 Pledge of Units Allowed.  Notwithstanding the Transfer Restrictions,  a Unit
Holder may  pledge,  grant a Lien on all or any portion of its Units as security for the payment of debt,  provided that a subsequent  foreclosure or transfer to the secured  party in lieu of  foreclosure  or otherwise  shall be  considered a
Transfer and thereby subject to the terms of this Agreement.

9.4  Prohibited  Transfers.  Any  purported  Transfer  of  Units  that  is not a
Permitted  Transfer shall be null and void and of no force or effect whatsoever;
provided that, if the Company is required by law to recognize a Transfer that is not a Permitted  Transfer  (or if the Board,  in its sole  discretion,  elect to recognize a Transfer  that is not a Permitted  Transfer):  (i) the  transferee's rights  shall  be  strictly  limited  to the  transferor's  Membership  Economic
Interests  associated  with such Units;  and (ii) the Company may offset against such  Membership  Economic  Interests  (without  limiting  any  other  legal  or equitable  rights of the  Company) any debts,  obligations  or  liabilities  for damages that the transferor or transferee may have to the Company.

9.5  Indemnification.  If a Transfer  or  attempted  Transfer  of Units is not a
Permitted Transfer,  the Unit Holder and the prospective  transferee engaging or attempting  to engage in the Transfer is liable to and shall  indemnify and hold harmless the Company and the other Unit Holders  from all cost,  liability,  and damage that the Company and any of the other Unit  Holders may incur  (including incremental  tax  liabilities,  lawyers'  fees and  expenses) as a result of the
Transfer or  attempted  Transfer and efforts to prohibit the transfer or enforce the indemnity.

9.6 Transferee Subject to Transfer Restrictions.  Units held by a transferee are subject to the Transfer  Restrictions  subsequent to a transfer  permitted under this Article.

9.7 Unit Transfer  Policy.  The Unit  Transfer  Policy shall be developed by the
Board and impose  conditions and  restrictions on Transfers to: (1) preserve the tax status of the Company; (2) comply with state or federal securities laws; (3)
require appropriate information from the transferor and transferee regarding the transfer;  (4) require  appropriate  representations  from the transferor and/or transferee regarding the Transfer;  and (5) allow the Board to determine whether or  not  the  transferee  is a  competitor  of  the  Company  or  the  Company's
Affiliates.  The Unit Transfer Policy also shall state the permitted  method and conventions  that shall be used in allocating  each item of Profits,  and Losses and all other items attributable between the transferor and the transferee.  The
Unit  Transfer  Policy is attached as Exhibit "C," and  incorporated  as part of this  Agreement.  The Unit  Transfer  Policy may be amended by the Board without
Member approval.

9.8 No Dissolution or  Termination.  The Transfer of Units pursuant to the terms of this Article IX shall not dissolve or terminate the Company.  No Member shall have the right to have the Company  dissolved or to have such  Member's  Capital
Contribution returned except as provided in this Agreement.

                                      -24-

9.9 Rights of Unadmitted  Assignees.  A Person who acquires Units but who is not admitted as a Substitute Member pursuant to Section 9.10 of this Agreement shall be entitled only to the Membership Economic Interests with respect to such Units in accordance with this  Agreement,  and shall not be entitled to the Membership
Voting Interests with respect to such Units. In addition, such Person shall have no right to any  information  or accounting of the affairs of the Company except as affirmatively required by the Act, shall not be entitled to inspect the books or  records  of the  Company,  and shall  not have any of the other  rights of a
Member under the Act or this Agreement.

9.10  Admission of  Substitute  Members.  A transferee  of Units,  pursuant to a
Permitted Transfer,  shall be admitted as a substitute Member provided that such transferee has complied with the following provisions:

                  (a) The transferee  shall,  by written  instrument in form and substance  reasonably  satisfactory to the Board,  agree to be bound by all of the terms and  provisions  of this  Agreement,  and  assume  the obligations  of the  transferor  Member  hereunder  with respect to the
         Transferred Units.

                  (b) The transferee  shall pay for or reimburse the Company for
         all  reasonable  legal,   filing  and  publication  costs  incurred  in
         connection with the admission of the transferee as a Member.

                  (c)  Except  in  the  case  of  a  Transfer  involuntarily  by operation  of law,  if  required  by the Board,  the  transferee  shall deliver to the Company  evidence of  his/her/its  authority to become a
         Member.

                  (d) The  transferee  and  transferor  shall each  execute  and deliver such other  instruments as the Board reasonably deems necessary or appropriate in connection with such Transfer.

                      ARTICLE X. DISSOLUTION AND WINDING UP

10.1  Dissolution.  The Company shall dissolve and shall commence winding up and liquidating upon the first to occur of any of the following (each a "Dissolution
Event"):  (i) the affirmative  vote of the Members as required by Section 5.6(b)
to dissolve, wind up and liquidate the Company; or (ii) the entry of a decree of judicial  dissolution  pursuant  to the Act.  The  Members  hereby  agree  that, notwithstanding  any provision of the Act, the Company shall not dissolve  prior to the occurrence of a Dissolution Event.

10.2 Winding Up. Upon the occurrence of a Dissolution  Event,  the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating  its assets and  satisfying the claims of its creditors and Members;
and no Member shall take any action that is inconsistent  with, or not necessary to or  appropriate  for,  winding  up of the  Company's  business  and  affairs.
Notwithstanding  any provision in this  Agreement to the  contrary,  the Members acknowledge  and  agree  that all  covenants  and  obligations  set  forth  this
Agreement shall continue to be fully binding upon the Members until such time as the Property has been distributed pursuant to this Section 10.2 and any articles of  dissolution  or similar  document  have been filed  pursuant to the Act. The
Liquidator shall be responsible for overseeing the prompt and orderly winding up and  dissolution of the Company.  The Liquidator  shall take full account of the
Company's  liabilities and Property and shall cause the Property or the proceeds from  the  sale  thereof  (as  determined  pursuant  to  Section  10.8  of  this
Agreement), to the extent sufficient therefor, to be applied and distributed, to the maximum  extent  permitted by law, in the  following  order:  (i) first,  to creditors  (including  Members and  Directors who are  creditors,  to the extent otherwise  permitted by law) in

                                      -25-

satisfaction  of all of the Company's  Debts and other  liabilities  (whether by payment or the making of reasonable  provision for payment thereof),  other than liabilities for which  reasonable  provision for payment has been made; and (ii)
second,  except as provided in this  Agreement,  to Members in  satisfaction  of liabilities for distributions  pursuant to the Act; (iii) third, the balance, if any,  to the Unit  Holders  in  accordance  with the  positive  balance in their
Capital Accounts  calculated  after making the required  adjustment set forth in clause  (ii)(C) of the  definition  of Gross Asset Value in Section 1.10 of this
Agreement,   after  giving  effect  to  all  contributions,   distributions  and
allocations for all periods.

10.3  Compliance  with Certain  Requirements  of  Regulations;  Deficit  Capital
Accounts.  In the event the  Company  is  "liquidated"  within  the  meaning  of
Regulations Section  1.704-1(b)(2)(ii)(g),  distributions shall be made pursuant to this  Article X to the Unit  Holders who have  positive  Capital  Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2).  If any Unit Holder
has a deficit  balance in such Member's  Capital Account (after giving effect to all contributions, distributions and allocations for all Fiscal Years, including the Fiscal Year during which such  liquidation  occurs),  such Unit Holder shall have no obligation to make any  contribution  to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever. In the discretion of the Liquidator,  a pro rata portion of the distributions that would otherwise be made to the Unit Holders  pursuant to this Article X may be: (i)  distributed to a trust  established  for the benefit of the Unit Holders for the purposes of liquidating Company assets,  collecting amounts owed to the Company,  and paying any contingent or unforeseen liabilities or obligations of the Company, in which case the assets of any such trust shall be  distributed to the Unit Holders from time to  time,  in the  reasonable  discretion  of the  Liquidator,  in the same proportions  as the  amount  distributed  to such  trust  by the  Company  would otherwise have been  distributed to the Unit Holders pursuant to Section 10.2 of this  Agreement;  or (b)  withheld to provide a  reasonable  reserve for Company liabilities  (contingent or otherwise) and to reflect the unrealized  portion of any  installment  obligations  owed to the Company,  provided that such withheld amounts shall be distributed to the Unit Holders as soon as practicable.

10.4 Deemed Distribution and Recontribution. Notwithstanding any other provision of this Article X, in the event the Company is liquidated  within the meaning of
Regulations Section  1.704-1(b)(2)(ii)(g) but no Dissolution Event has occurred, the Property shall not be liquidated,  the Company's Debts and other liabilities shall not be paid or  discharged,  and the Company's  affairs shall not be wound
up.

10.5 Rights of Unit  Holders.  Except as otherwise  provided in this  Agreement, each Unit Holder shall look solely to the Property of the Company for the return of such Unit Holder's  Capital  Contribution and shall have no right or power to demand or receive  Property  other than cash from the Company.  If the assets of the Company  remaining after payment or discharge of the debts or liabilities of the  Company are  insufficient  to return such  Capital  Contribution,  the Unit
Holders  shall have no recourse  against the Company or any other Unit Holder or
Directors.

10.6 Allocations  During Period of Liquidation.  During the period commencing on the first day of the Fiscal Year during  which a  Dissolution  Event  occurs and ending  on the  date  on  which  all of the  assets  of the  Company  have  been distributed to the Unit Holders  pursuant to Section 10.2 of this Agreement (the
"Liquidation Period"), the Unit Holders shall continue to share Profits, Losses, gain,  loss and other items of Company  income,  gain,  loss or deduction in the manner provided in Article III of this Agreement.

10.7 Character of Liquidating Distributions. All payments made in liquidation of the interest of a Unit Holder shall be made in exchange for the interest of such
Unit Holder in Property pursuant to Section 736(b)(1) of the Code, including the interest of such Unit Holder in Company goodwill.

                                      -26-

10.8 The Liquidator. The "Liquidator" shall mean a Person appointed by the Board to oversee the liquidation of the Company. Upon the consent of a majority of the
Membership  Voting  Interests,  the Liquidator may be the Board.  The Company is
authorized to pay a reasonable fee to the Liquidator for its services  performed pursuant to this Article X and to reimburse the  Liquidator  for its  reasonable costs and expenses  incurred in  performing  those  services.  The Company shall indemnify,  save  harmless,  and pay  all  judgments  and  claims  against  such
Liquidator and any officers,  directors,  agents and employees of the Liquidator relating to any  liability or damage  incurred by reason of any act performed or omitted to be performed by the Liquidator, or any officers, directors, agents or employees of the Liquidator in connection  with the  liquidation of the Company, including reasonable  attorneys' fees incurred in connection with the defense of any action based on any such act or omission,  which attorneys' fees may be paid as incurred,  except to the extent such  liability or damage is caused by fraud, intentional misconduct, or a knowing violation of the laws which was material to the cause of action.

10.9 Forms of Liquidating  Distributions.  For purposes of making  distributions required by Section 10.2 of this Agreement, the Liquidator may determine whether to distribute  all or any portion of the Property  in-kind or to sell all or any portion of the Property and distribute the proceeds therefrom.

                            ARTICLE XI. MISCELLANEOUS

11.1  Notices.  Any  notice,  payment,  demand,  or  communication  required  or permitted to be given by any provision of this Agreement shall be in writing and shall be deemed to have been delivered, given, and received for all purposes (i)
if delivered personally to the Person or to an officer of the Person to whom the same is directed, or (ii) when the same is sent, if sent by regular or certified mail, postage prepaid, or by facsimile,  if such facsimile is followed by a hard copy of the  facsimile  communication  sent  promptly  thereafter  by regular or certified mail, postage prepaid,  addressed as follows, or to such other address as such Person may from time to time specify by notice to the Company: (a) If to the  Company,  to the  address  determined  pursuant  to  Section  1.4  of  this
Agreement;  (b) If to the Board,  to the  address  set forth on record  with the
Company or as otherwise set forth in a communications  policy established by the
Board;  (c) If to a Unit  Holder,  either to the  address  set forth in the Unit
Holder  Register or to such other  address that has been  provided in writing to the Company.

11.2 Binding  Effect.  Except as  otherwise  provided in this  Agreement,  every covenant,  term and provision of this Agreement shall be binding upon, and shall inure to the  benefit  of, the Company  and the  Members,  and their  respective heirs, representatives, successors, transferees, and assigns.

11.3 Construction.  Every covenant,  term, and provision of this Agreement shall be  construed  simply  according  to its fair  meaning and not  strictly  for or against the Company or any Member.

11.4 Headings.  Article,  Section and other headings contained in this Agreement are for  reference  purposes  only and are not intended to describe,  interpret, define or limit the scope,  extent or intent of this  Agreement or any provision of this Agreement.

11.5  Severability.  Except as otherwise  provided in the  succeeding  sentence, every  provision of this Agreement is intended to be severable,  and if any term or provision of this Agreement is illegal or invalid for any reason  whatsoever, such  illegality or invalidity  shall not affect the validity or legality of the remainder of this Agreement.  The preceding  sentence of this Section 11.5 shall be of no force or effect if the  consequence  of enforcing the remainder of this
Agreement  without such  illegal or invalid term or provision  would be to cause any Member to lose the material benefit of its economic bargain.

                                      -27-

11.6 Incorporation By Reference.  Every recital,  exhibit, schedule and appendix attached to this  Agreement and referred to herein is hereby  incorporated  into this Agreement by reference unless this Agreement expressly provides otherwise.

11.7 Variation of Terms. All terms and variations thereof used in this Agreement shall be deemed to refer to masculine,  feminine, or neuter, singular or plural, as the context may require.

11.8  Governing Law. The laws of the State of Nebraska shall govern the validity of this Agreement,  the construction of its terms, and the interpretation of the rights and duties arising hereunder.

11.9  Waiver of Jury  Trial.  Each of the  Members  irrevocably  waives,  to the fullest  extent  permitted  by law,  all rights to trial by jury in any  action, proceeding or  counterclaim  arising out of or relating to this Agreement or the business and affairs of the Company.

11.10  Counterpart  Execution.  This  Agreement may be executed in any number of counterparts  with the same  effect as if all of the Members had signed the same document.  All counterparts shall be construed together and shall constitute one agreement.

11.11 Specific Performance. Each Member acknowledges and agrees that the Company and the other Members would be  irreparably  damaged if any of the provisions of this Agreement are not performed in accordance  with their specific  terms,  and that  monetary  damages  would not  provide an  adequate  remedy in such  event.
Accordingly,  it is agreed  that,  in addition to any other  remedy to which the
Company and the non-breaching  Members may be entitled  hereunder,  at law or in equity,  the  Company  and  the  non-breaching  Members  shall  be  entitled  to injunctive relief to prevent breaches of the provisions of this Agreement and to specifically to enforce the terms and provisions of this Agreement.

11.12 No Third Party Rights. None of the provisions  contained in this Agreement shall be deemed to be for the benefit of or  enforceable  by any third  parties, including without limitation, any creditors of any Member or the Company.

     DULY  ADOPTED by the Board  pursuant  to Section  14.5 of the  Amended  and
Restated Operating Agreement, as of this 18th day of July, 2007.

     I, Everett Vogel, Chairman of the Board of Directors of NEDAK Ethanol, LLC,
hereby certify that the Second Amended and Restated Operating Agreement of NEDAK
Ethanol,  LLC, was adopted at a meeting of the Board of  Directors  duly called, and for which there was a quorum present, on July 18, 2007.

                                    /s/ Everett Vogel
                                    ------------------------------------------
                                    Name: Everett Vogel, Chairman of the Board

                                      -28-

                                   EXHIBIT "A"
                                 Membership List

    Name and Address of Members                                    Units

--------------------------------------------------------------------------------
TOTAL:

                                      -1-

                                   EXHIBIT "B"

                              MEMBER SIGNATURE PAGE

                                 ADDENDUM TO THE
                 SECOND AMENDED AND RESTATED OPERATING AGREEMENT
                              OF NEDAK ETHANOL, LLC

         The  undersigned  does hereby  warrant,  represent,  covenant and agree that: (i) the undersigned, as a condition to becoming a Member in NEDAK Ethanol,
LLC, has received a copy of the Second Amended and Restated Operating  Agreement dated July 18,  2007,  and, if  applicable,  all  amendments  and  modifications thereto;  (ii) the undersigned shall be subject to and comply with all terms and conditions  of such  Second  Amended and  Restated  Operating  Agreement  in all
respects,  as if the  undersigned  had executed said Second Amended and Restated
Operating  Agreement on the original date thereof;  and (iii) the undersigned is and shall be bound by all of the  provisions of said Second Amended and Restated
Operating Agreement from and after the date of execution of this Addendum.

Individuals:                                      Entities:

----------------------------------------          -----------------------------
Name of Individual Member (Please Print)          Name of Entity (Please Print)

----------------------------------------          -----------------------------
Signature of Individual                           Print Name and Title of Officer

---------------------------------------------     -----------------------------
Name of Joint Individual Member (Please Print)    Signature of Officer

------------------------------------
Signature of Joint Individual Member

Agreed to and Accepted on Behalf of the
Company and its Members:

NEDAK ETHANOL, LLC

By:
   --------------------------------------------------

Its:
    -------------------------------------------------

                                      -2-

                                    Exhibit C

                              Unit Transfer Policy

                           Effective February 20, 2008

1. Introduction. This Unit Transfer Policy ("Policy") of NEDAK Ethanol, LLC (the
"Company")  is  adopted  on this  20th day of  February,  2008,  by the Board of
Directors of the Company pursuant to Section 9.7 of the Company's Second Amended
and  Restated   Operating   Agreement   dated  July  18,  2007  (the  "Operating
Agreement").  All terms not  otherwise  defined  herein  shall have the  meaning ascribed to them in the Operating Agreement.

2.  Procedures.  Unit Holders  wishing to Transfer one or more Units must do the following:

     *  Send  a  written  request  to  the  Company  which  contains  all of the following:

         (a)  The name,  address,  phone  number or other  convenient  method of communications, of the Member(s(1)) who wishes to Transfer.
         (b)  The name,  address,  phone  number or other  convenient  method of communications, of the proposed transferee(s(2)).
         (c)  A fully  completed and executed  Transfer and  Assignment of Units agreement  ("Assignment")  in the form  attached to this Policy as
              Attachment A.(3)
         (d)  At the discretion of the Company, it reserves the right to request a  non-refundable  check in the amount  determined by Company made out to "NEDAK  Ethanol,  LLC" to cover the costs  incurred  by the
              Company respecting the request,  which may include  administrative expenses and professional fees.(4)

         The foregoing should be sent to the Company at the following address:

                  NEDAK Ethanol, LLC
                  Attention: Transfers
                  87590 Hillcrest Road
                  P.O. Box 391
                  Atkinson, Nebraska 68713

     * The Company may request  additional  information  respecting the request, including an opinion of the transferor's counsel, as discussed below.
     * All Transfer  requests will be aggregated  and submitted for Board action once every three months.
     * The transferor Member will be notified whether the Board has approved the request following the Board meeting in which the request is considered.  In the event a Transfer  request is denied,  the  materials  submitted  by the
     Member will be returned , excepting the check.

--------------------------

(1) In the case of a jointly  owned  Unit,  all joint  owners  must  submit such information.
(2) In the case of a Unit which is to be  Transferred as joint  ownership,  such information is to be submitted for all such proposed transferees.
(3) The Board  reserves  the right to  require  the  parties  to  execute  other
appropriate   instruments  or  agreements   respecting  the  Transfer,   as  the
circumstances dictate, in the Board's determination.
(4) The Board reserves the right to require the  transferor  Member to reimburse the Company for any  additional  reasonable  costs  incurred in connection  with responding to and effecting a requested Transfer.

                                      -3-

     * If the request for Transfer is granted by the Board,  the  Transfer  will become  effective  as to the  transfer of  ownership  and as to  allocation matters as provided in this Policy.

3.  General  Limitations.  The Board has  discretion  to approve  any  requested
Transfer.  In addition to the information required elsewhere in this Policy, the
Board, in connection with its approval of a Transfer, may require the transferor
Member to provide an opinion of counsel reasonably acceptable to the Board that:
(i) the proposed Transfer, alone or when combined with other transactions, would not result in:  (A) a  termination  of the  Company  within the  meaning of Code
Section 708 (or, if so, that no material adverse tax  consequences  would result to the Company or the Members by reason of such termination),  (B) the Company's losing its status as a partnership for income tax purposes,  or (C) the taxation of the Company as a  publicly-traded  partnership  for income tax purposes;  and
(ii) the Unit(s) may be Transferred  without  registration  under any applicable
Securities Act.

4.  Publicly  Traded  Partnership  Limitations.  Generally  speaking,  the  Code provides that an  organization  which is a publicly traded  partnership  ("PTP")
will be treated as a corporation for tax purposes. Therefore, the Board will not permit a Transfer  if the  Transfer  would  cause the Company to be treated as a
PTP. The Code and the  Regulations  provide that if a specified  number of Units are  Transferred  in any Fiscal Year,  the Company will be treated as a PTP (the
"PTP  Limitations").  The Code and the  Regulations,  however,  do provide  that certain  types of Transfers  which are not counted  toward the PTP  Limitations.
Those exemptions are generally the following (collectively, the "Exemptions"):

     * A Transfer in which the basis of the Units in the hands of the transferee is determined,  in whole or in part, by reference to its basis in the hands of the transferor or is determined  under Code Section 732.
     * A Transfer at death,  including  transfers from an estate or testamentary trust.
     * A Transfer  between  members of a family,  with family defined to include brothers and sisters, whether by the whole or half blood, spouse, ancestors
     (parents and grandparents only), and lineal descendants.  Note that uncles, aunts and relatives through marriage are not included in this definition of
     "family."  Therefore,  a proposed  Transfer where the transferees are joint tenants will not fit within this  Exemption,  unless both joint tenants are related by family as defined in the Regulation.
     * A  Transfer  involving  the  issuance  of Units by (or on behalf  of) the
     Company in exchange for cash, property, or services.
     * A Transfer involving distributions from a retirement plan qualified under
     Code Section 401(a) or an individual retirement account.
     * One or more  Transfers  by a Member and any related  persons  (within the meaning of Code Sections  267(b) or 707(b)(1))  during any thirty  calendar day  period of Units  aggregating  more  than 2 % of the total  outstanding
     Units.
     * A Transfer pursuant to a redemption or repurchase  agreement  exercisable only on (i) the Member's death, disability or mental incompetence,  or (ii)
     the  retirement  or  termination  of  the  performance  of  services  by an individual  who had actively  participated  in the Company's  management or performed services on a full-time basis for the Company.
     * A Transfer  pursuant to a closed end redemption plan (a plan in which (i)
     the Company only issues Units with the initial offering, and (ii) no Member or person related to any Member provides  contemporaneous  opportunities to acquire  interests  in  similar  or related  partnerships  which  represent substantially identical investments).
     * A Transfer by one or more Members of Units  representing  in aggregate 50 percent  or more of the  total  Units in one  transaction  or a  series  of related transactions.

Generally speaking, the Board will not permit a Transfer if it does not meet one of the Exemptions. Since the PTP Limitations apply on a Fiscal Year basis, there may be instances  where the Board may permit a Transfer even if it does not meet one of the Exemptions,  to the extent the Company otherwise falls within

                                      -4-

the PTP  Limitations  for that Fiscal Year. The Board reserves the right to make its own  determination as to whether (i) a proposed Transfer meets an Exemption,
(ii) the Company will stay within the PTP  Limitations  for a Fiscal  Year,  and
(iii) it should not permit a Transfer in any event.

     5. Conventions Respecting Unit Transfers.

     * Ownership: For purposes of effecting the transfer of ownership in a Unit, any Transfer of a Unit shall be deemed  effective (the "Transfer  Date") as of the date:  (i) which the  Transfer  occurs (as  reflected by the form of
     Assignment),  (ii) the  transferee's  name and  address  and the nature and extent  of the  Transfer  are  reflected  in the  records  of the  Company, including  the Unit  Holder  Register,  and (iii)  all  other  requirements imposed by the Board respecting such Transfer have been satisfied.

     *  Allocations:  For purposes of the allocation of items of Company profit, gain,  loss,  deductions and  distributions  (collectively,  along with all
     Company-related    allocations   under   the   Operating   Agreement,   the
     "Allocations"),  the  effective  date of a Transfer  will be  determined by reference to quarterly (on the basis of the Company's  Fiscal Year) interim periods  ("Interim  Periods").  On  the  first  day  of an  Interim  Period immediately  succeeding  the Interim Period in which a Transfer Date occurs
     (the  "Allocation  Date"),  the  Allocations  will  apply  to such  Unit(s)
     Transferred  as  follows:  (i)  on the  Allocation  Date,  all  Allocations respecting the  Transferred  Unit(s)  applicable on or after the Allocation
     Date will apply to the transferee,  and (ii) prior to the Allocation  Date, regardless of the Transfer Date, all Allocations respecting the transferred
     Unit(s) will be allocated or distributed, as applicable, to the transferor.

                                      -5-

                      Attachment A to Unit Transfer Policy

             TRANSFER, ASSIGNMENT AND ASSUMPTION OF MEMBERSHIP UNITS

     THIS TRANSFER AND  ASSIGNMENT OF MEMBERSHIP  UNITS is made and entered into as of the date  set  forth on the  signature  page  hereto  by and  among  NEDAK
Ethanol,  LLC, a Nebraska limited liability  company (the "Company"),  the party set forth on the signature page hereto as the "Assignor"  ("Assignor"),  and the party set forth on the  signature  page  hereto as the  "Assignee"  ("Assignee,"
together with  Assignor,  the "Transfer  Parties").  Unless  otherwise  provided herein,  all capitalized  terms shall have the meanings  ascribed to them in the
Second  Amended and Restated  Operating  Agreement of the Company dated July 18,
2007 (the "Operating Agreement").

                                      * * *

     FOR GOOD AND  VALUABLE  CONSIDERATION  paid by  Assignee to  Assignor,  the receipt  and  sufficiency  of which  are  hereby  acknowledged  by the  Transfer
Parties,  Assignor  hereby  sells,  transfers  and assigns to  Assignee,  all of
Assignor's  right,  title and interest in and to that number of membership units
(the "Assigned Membership Units") of the Company set forth on the signature page hereto and  represented  by the  certificates  referenced on the signature  page hereto.

     The  Assigned  Membership  Units  so  transferred  shall  include,  without limitation, the following:

     (a)  That portion of Assignor's  capital account  reflected on the books of the Company that is attributable to the Assigned Membership Units,

     (b)  Assignor's  right,  title  and  interest  in and to the  assets of the
          Company  and the  Profits,  Losses and  Distributions,  if any, of the
          Company attributable to the Assigned Membership Units; and

     (c)  The  right to vote as a  Member  of the  Company  as  provided  in the
          Operating  Agreement  with  attributable  to the  Assigned  Membership
          Units.

     Hereafter, Assignee shall be entitled to exercise all of the rights, powers and  privileges,  and  shall be  obligated  to  perform  all of the  duties  and obligations,  of Assignor which may presently or hereafter exist with respect to the Assigned  Membership  Units.  This  Assignment of Membership  Units shall be binding on and inure to the benefit of the  successors,  legal  representatives, and assigns of Assignee and Assignor forever.

     Assignee hereby acknowledges,  represents and warrants to, and agrees with, the Assignor and the Company as follows:

     (a)  Assignee  has  reached  the age of  majority  in the  state  in  which
          Assignee resides;

                                      -6-

     (b)  Assignee is not relying on any information  provided by the Company to the Assignee  with respect to Assignee's  acquisition  of the Assigned
          Membership Units;

     (c)  Assignee  acknowledges that the Assigned  Membership Units are subject to  various  restrictions  on  transfer  set  forth  in the  Operating
          Agreement  and agrees  that all such  restrictions  shall apply to the
          Assigned Membership Units.

     (d)  Within five days after receipt of a request from the Company, Assignee hereby agrees to provide such  information  and to execute and deliver such  documents as may  reasonably be necessary to comply with any and all provisions of the Operating  Agreement and laws,  regulations  and ordinances to which the Company is subject.

     (e)  The foregoing  representations,  warranties and  agreements,  together with  all  other  representations  and  warranties  made or  given  by
          Assignee  to  the  Assignor  and  the  Company  in any  other  written statement or document  delivered in connection  with the  transactions contemplated  hereby, shall be true and correct in all respects on and as of the  date  of the  closing  of the  assignment  of the  Assigned
          Membership  Units as if made on and as of such date and shall  survive such date.

     Assignor hereby covenants that it will, at any time, and from time to time, upon  written  request  therefor,  execute and  deliver to  Assignee  any new or confirmatory  instruments,  and do and  perform  any and all other  acts,  which
Assignee may reasonably request in order to fully assign,  transfer and vest the
Assigned Membership Units in Assignee.

     Assignee  hereby  accepts the  foregoing  assignment,  and by signing  this document expressly agrees to be bound by all of the terms, covenants, conditions and  obligations  imposed on or  applicable  to the Assigned  Membership  Units, agrees  to be bound by the  terms  and  conditions  set  forth in the  Operating
Agreement,  and  assumes  and  agrees  to pay and  perform  any and all  duties, obligations  and  liabilities  which may  hereafter  arise  with  respect to the
Assigned Membership Units.

     ASSIGNEE  ACKNOWLEDGES  AND UNDERSTANDS THAT THE ASSIGNMENT OF THE ASSIGNED
MEMBERSHIP  UNITS  CONTEMPLATED  IN THIS  TRANSFER AND  ASSIGNMENT OF MEMBERSHIP
UNITS  WILL  BE OF NO  FORCE  OR  EFFECT  UNTIL  SUCH  TIME AS THE  COMPANY  HAS
DETERMINED,  IN ITS SOLE AND ABSOLUTE DISCRETION,  THAT: (a) SUCH TRANSFER WOULD
NOT (i)  RESULT IN THE  TERMINATION  OF THE  COMPANY  UNDER  SECTION  708 OF THE
INTERNAL  REVENUE CODE,  (ii) CAUSE THE COMPANY TO BE TREATED AS AN  ASSOCIATION
TAXABLE AS A CORPORATION  FOR TAX  PURPOSES,  OR (iii) CAUSE THE COMPANY TO BE A
"PUBLICLY TRADED  PARTNERSHIP" UNDER THE INTERNAL REVENUE CODE; (b) THE ASSIGNEE
HAS PAID THE COMPANY ANY AND ALL COSTS AND  EXPENSES  INCURRED BY THE COMPANY IN
CONNECTION WITH SUCH TRANSFER;  AND (c) THE ASSIGNEE HAS COMPLIED WITH ALL OTHER
REQUIREMENTS   NECESSARY  TO  CREATE  AN  EFFECTIVE  TRANSFER  OF  THE  ASSIGNED
MEMBERSHIP UNITS.

                                      -7-

     Upon the  satisfaction  of all of the conditions set forth in this Transfer and  Assignment of Membership  Units and the Operating  Agreement,  and upon the
Company's  acceptance  of the  transfer  pursuant to the  immediately  preceding paragraph, the Company will issue a new certificate to Assignee representing the
Assigned  Membership  Units, and will make a proper notation of such transfer in the Company's records.

     This   Assignment  of   Membership   Units  may  be  executed  in  multiple
counterparts,  each of which shall be deemed an original instrument,  but all of which together constitute one and the same instrument.

                  [Remainder of page intentionally left blank]

                                      -8-

                       INDIVIDUAL ASSIGNOR SIGNATURE PAGE

         Dated this ____ day of ______________, 20___.

                                 ASSIGNOR:

                                 Signature:
                                           -------------------------------------

                                 Printed Name:
                                                --------------------------------

                                 Social   Security  Number  or  other
                                 identification acceptable to Company:

                                 -----------------------------------------------

                                 Number of Assigned Membership Units:
                                                                      ---------

                                 Certificate No(s). of Assigned Membership Units:

                                 -----------------------------------------------

INDIVIDUAL ASSIGNOR ACKNOWLEDGMENT:

STATE OF _________         )
                           ) ss.
COUNTY OF _________        )

     The  foregoing  instrument  was  acknowledged  before  me this  ____ day of
________, by

                                  ----------------------------------------
                                  Notary Public

My Commission Expires:

-----------------------------

                                      -9-

                         ENTITY ASSIGNOR SIGNATURE PAGE

         Dated this ____ day of ______________, 20___.

                                  ASSIGNOR:

                                  ----------------------------------------------
                                  (Assignor name)

                                  By:
                                      ------------------------------------------

                                  Name:
                                         ---------------------------------------

                                  Federal EIN or other  identification
acceptable to Company:
                                  ----------------------------------------------

                                  Number of Assigned Membership Units:
                                                                      ----------

                                  Certificate No(s). of Assigned Membership Units:

                                  ----------------------------------------------

ENTITY ACKNOWLEDGMENT

State of ____________________)
County of __________________) ss.

     On this  _____  day of  ______________,  200__  before me  ___________  the undersigned officer, personally appeared ________________ known personally to me to be the  ________________  of the above named  __________________________  and acknowledged  that he/she, as an officer being authorized so to do, executed the foregoing instrument for the purposes therein contained,  by signing the name of the  _____________________  by himself/herself as the  _________________ of such
________________________-.

     IN WITNESS WHEREOF I have hereunto set my hand and official seal.

                                       ______________________________________
                                       Notary Public/Commissioner of Oath

                                       My Commission Expires_________________

                                      -10-

                       INDIVIDUAL ASSIGNEE SIGNATURE PAGE

                            ASSIGNEE:

                            Signature:
                                      ------------------------------------------
                                      (Assignee name)

                            Printed Name:
                                           -------------------------------------

                            Social   Security  Number  or  other identification
                            acceptable to Company:

INDIVIDUAL ASSIGNEE ACKNOWLEDGMENT:

STATE OF _________         )
                           ) ss.
COUNTY OF _________        )

     The  foregoing  instrument  was  acknowledged  before  me this  ____ day of
_____________, by ___________________________.

                                  __________________________________________
                                  Notary Public

My Commission Expires:

_____________________________

                                      -11-

                         ENTITY ASSIGNEE SIGNATURE PAGE

         Dated this ____ day of ______________, 20___.

                                            ASSIGNEE:

                                            ------------------------------------
                                            (Assignee name)

                                            By:
                                                --------------------------------

                                            Name:
                                                   -----------------------------

                                            Federal EIN or other  identification
                                            acceptable to Company:
                                            _____________________________________

                                            Number of Assigned Membership Units:

                                            -----------------------------------

                                            Certificate No(s). of Assigned
                                            Membership Units:
                                                              -----------------

ENTITY ACKNOWLEDGMENT

State of ____________________)
County of __________________) ss.

     On this  _____  day of  ______________,  200__  before me  ___________  the undersigned officer, personally appeared ________________ known personally to me to be the  ________________  of the above named  __________________________  and acknowledged  that he/she, as an officer being authorized so to do, executed the foregoing instrument for the purposes therein contained,  by signing the name of the  _____________________  by himself/herself as the  _________________ of such
________________________-.

IN WITNESS WHEREOF I have hereunto set my hand and official seal.

                                    ------------------------------------------
                                    Notary Public/Commissioner of Oath

                                    My Commission Expires_________________

                                      -12-

Consent to the Transfer and Assignment of Membership Units:

                                  THE COMPANY:

                                  NEDAK Ethanol, LLC,
                                  a Nebraska limited liability company

                                  Signature:
                                            ------------------------------------

                                  Printed Name:
                                               ---------------------------------

                                  Title:
                                        ----------------------------------------

                                  Date:
                                       -----------------------------------------